                              AMENDED AND RESTATED

                                    AGREEMENT

                                       AND

                                 PLAN OF MERGER








                                     BETWEEN



                  CLEAR CHANNEL COMMUNICATIONS, INC. ("PARENT")


                                       AND


                    TICHENOR MEDIA SYSTEM, INC. ("TICHENOR")











                                OCTOBER 10, 1996

                               TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
ARTICLE 1         DEFINITIONS..........................................................................  2
                  1.1      Defined Terms...............................................................  2
                  1.2      References and Titles....................................................... 11

ARTICLE 2         THE MERGER........................................................................... 11
         2.1      The Merger. ......................................................................... 11
         2.2      Effect of the Merger................................................................. 11
         2.3      Governing Instruments, Directors and Officers of the Surviving
                  Corporation ......................................................................... 11
         2.4      Effect on Securities................................................................. 12
         2.5      Exchange of Certificates............................................................. 15
         2.6      Closing.............................................................................. 19
         2.7      Effective Time of the Merger......................................................... 19
         2.8      Taking of Necessary Action; Further Action........................................... 20

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF TICHENOR........................................... 20
         3.1      Organization......................................................................... 20
         3.2      Authority and Enforceability......................................................... 20
         3.3      Consents and Approvals............................................................... 20
         3.4      FCC Matters.......................................................................... 21
         3.5      Financial Statements................................................................. 22
         3.6      Capital Structure.................................................................... 22
         3.7      Absence of Certain Changes or Events................................................. 23
         3.8      Litigation. ......................................................................... 25
         3.9      Environmental Matters................................................................ 25
         3.10     Brokers.............................................................................. 26
         3.11     Vote Required........................................................................ 26

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF PARENT,
                  HEFTEL AND HEFTEL SUB................................................................ 27
         4.1      Representations and Warranties of Parent............................................. 27
         4.2      Representations and Warranties of Heftel and Heftel Sub.............................. 28

ARTICLE 5         COVENANTS............................................................................ 30
         5.1      Conduct by Parent Pending Closing.................................................... 30
         5.2      Conduct of Business by Tichenor Pending Closing...................................... 31
         5.3      Conduct of Business by Heftel Pending Closing........................................ 33
         5.4      Access to Assets, Personnel and Information.......................................... 36
         5.5      No Solicitation...................................................................... 38
         5.6      Heftel Stockholders Meeting.......................................................... 38
         5.7      Tichenor Shareholders Meeting........................................................ 39
         5.8      Registration Statement and Proxy Statement/Prospectus................................ 39
         5.9      Stock Exchange Listing............................................................... 41
         5.10     Additional Arrangements.............................................................. 41
         5.11     Agreements of Affiliates............................................................. 41
         5.12     Public Announcements................................................................. 41
         5.13     Notification of Certain Matters...................................................... 42
         5.14     Payment of Expenses.................................................................. 42

         5.15     Registration Rights Agreement........................................................ 42
         5.16     Employment Agreement................................................................. 42
         5.17     Stockholders Agreement............................................................... 42
         5.18     Indemnity Agreement.................................................................. 42
         5.19     Insurance; Indemnification........................................................... 43
         5.20     Parent Registration Rights Agreement................................................. 45
         5.21     FCC Approval......................................................................... 45
         5.22     Composition of the Board of Directors................................................ 46

ARTICLE 6         CONDITIONS........................................................................... 46
         6.1      Conditions to Each Party's Obligation to Effect the Merger........................... 46
         6.2      Conditions to Obligations of Parent, Heftel and Heftel Sub. ......................... 47
         6.3      Conditions to Obligation of Tichenor................................................. 49

ARTICLE 7         TERMINATION.......................................................................... 49
         7.1      Termination Rights................................................................... 49
         7.2      Effect of Termination................................................................ 51

ARTICLE 8         MISCELLANEOUS........................................................................ 52
         8.1      Nonsurvival of Representations and Warranties. ...................................... 52
         8.2      Amendment. .......................................................................... 52
         8.3      Notices.............................................................................. 52
         8.4      Counterparts. ....................................................................... 52
         8.5      Severability......................................................................... 52
         8.6      Entire Agreement; No Third Party Beneficiaries....................................... 53
         8.7      Applicable Law. ..................................................................... 53
         8.8      No Remedy in Certain Circumstances. ................................................. 53
         8.9      Assignment........................................................................... 53
         8.10     Indemnification for Negligence....................................................... 54
         8.11     Confidentiality Agreements........................................................... 54
         8.12     Waivers.............................................................................. 54
         8.13     Incorporation........................................................................ 55

Disclosure Letter

EXHIBITS
         1.1(a)   -     Form of Heftel's Second Amended and Restated Certificate of
                        Incorporation
         5.11     -     Form of Affiliate Letter
         5.15     -     Registration Rights Agreement
         5.16     -     Employment Agreement
         5.17     -     Stockholders Agreement
         5.18     -     Indemnity Agreement
         5.20     -     Parent Registration Rights Agreement
         8.9      -     Assignment Agreement

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of the 10th day of October 1996, by and between CLEAR CHANNEL COMMUNICATIONS, INC., a Texas corporation ("PARENT"), and TICHENOR MEDIA SYSTEM, INC., a Texas corporation ("TICHENOR").


                                    Recitals

         A. Parent has acquired a majority interest in Heftel Broadcasting Corporation ("HEFTEL"), a Delaware corporation, by way of a concurrent stock purchase and tender offer (the "HEFTEL ACQUISITION").

         B. The board of directors of each of Parent and Tichenor determined that it was in the best interests of its respective shareholders to approve the merger of Heftel and Tichenor by means of the merger of a to-be-named wholly owned subsidiary of Heftel, to be formed under the laws of the State of Texas immediately following the completion of the Heftel Acquisition ("HEFTEL SUB"), with and into Tichenor upon the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the "ORIGINAL AGREEMENT") made and entered into as of the 9th day of July 1996, by and between Parent and Tichenor.

         C. To facilitate such merger, upon completion of the Heftel Acquisition, Parent agrees to propose to Heftel and Heftel Sub that such entities agree to be bound by the terms of this Agreement as they relate to such entities and use its reasonable efforts to cause the execution of the documentation reflecting such agreement to be bound hereby.

         D. For federal income tax purposes, it is intended that such merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         E. Parent and Tichenor desire to make certain modifications to the terms of the Original Agreement relating to certain covenants and agreements in connection with such merger.

         NOW, THEREFORE, for and in consideration of the recitals and the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                             Statement of Agreement

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given in this Section 1.1 or in the Sections referred to below:

         "AFFILIATE" means, with respect to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with such Person.

         "AGREEMENT" means this Agreement and Plan of Merger, as amended, supplemented or modified from time to time.

         "ALIEN" means (a) a person who is a citizen of a country other than the United States; (b) any entity organized under the laws of a government other than the government of the United States or any state, territory or possession of the United States; (c) a government other than the government of the United States or of any state, territory or possession of the United States; and (d) a representative of, or an individual or entity controlled by, any of the foregoing.

         "ARTICLES OF MERGER" means the articles of merger, prepared and executed in accordance with the applicable provisions of the TBCA, filed with the Secretary of State of Texas to reflect the consummation of the Merger.

         "ASSIGNMENT AGREEMENT" has the meaning specified in Section 8.9(b).

         "BANK CREDIT AGREEMENT" means that certain Second Amended and Restated Credit Agreement, dated as of August 9, 1994, as amended through the date of the Original Agreement, among Tichenor and the other parties thereto.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any successor statutes and any regulations promulgated thereunder.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List.

         "CLOSING" means the closing of the Merger and the consummation of the other transactions contemplated by this Agreement.

         "CLOSING DATE" means the date on which the Closing occurs, which date shall be the business day immediately following the day on which all conditions precedent have been fully satisfied or waived (or such later date as is agreed upon by the parties).

         "CLOSING MATERIAL ADVERSE EFFECT" means (a) when used with respect to Tichenor, (i) the loss of any Tichenor FCC License or the inability of Tichenor to operate any Tichenor Station due to the failure to obtain the consent of any person other than the FCC or any other Governmental Authority (in either case for which reinstatement or waiver within 90 days is not reasonably likely) accounting for, in the aggregate, 10% of Tichenor's consolidated gross revenue stated on Tichenor's consolidated income statement for the prior quarter, (ii) the failure of Tichenor to either (A) refinance the outstanding indebtedness under the Bank Credit Agreement or any successor credit facility at or prior to the Effective Time or (B) obtain appropriate waivers so that, in either case, no defaults will exist thereunder as of the Effective Time arising out of the transactions contemplated by this Agreement or (iii) any other event, liability, obligation, judgment or consequence having an adverse economic impact on Tichenor and its Affiliates, taken as a whole, in excess of $20 million; and (b) when used with respect to Heftel, (i) the loss of any Heftel FCC License or the inability of Heftel to operate any Heftel Station due to the failure to obtain the consent of any person other than the FCC or any other Governmental Authority (in either case for which reinstatement or waiver within 90 days is not reasonably likely) accounting for, in the aggregate, 10% of Heftel's consolidated gross revenue stated on Heftel's consolidated income statement for the prior quarter, (ii) the failure of Heftel to either (A) refinance the outstanding indebtedness under the Heftel Credit Agreement or any successor credit facility at or prior to the Effective Time or (B) obtain appropriate waivers so that, in either case, no defaults will exist thereunder as of the Effective Time arising out of the Heftel Acquisition or the Merger or (iii) any other event, liability, obligation, judgment or consequence having an adverse economic impact on Heftel and its Affiliates, taken as a whole, in excess of $40 million. With respect to clauses (a) and (b) above, a Closing Material Adverse Effect shall not be deemed to have occurred based upon any change in the financial condition of Tichenor or Heftel, as the case may be, resulting from
(a) increased competition, (b) events or conditions that affect the radio broadcasting industry generally and affect all other similarly situated companies in the radio broadcasting industry or (c) general economic conditions.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended.

         "CONVERSION NUMBER" means 7.8261.

         "COSTS" has the meaning specified in Section 5.19(b).

         "DGCL" means the Delaware General Corporation Law.

         "DISCLOSURE LETTER" means the DISCLOSURE LETTER attached hereto and any documents listed on such DISCLOSURE LETTER and expressly incorporated therein by reference.

         "DISSENTING SHAREHOLDER(S)" means holder(s) of Tichenor Common Stock, Tichenor Junior Preferred and Tichenor Senior Preferred who have validly perfected dissenters' rights under Article 5.12 of the TBCA.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EFFECTIVE TIME" has the meaning specified in Section 2.7.

         "EMPLOYMENT AGREEMENT" has the meaning specified in Section 5.16.

         "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, common law, injunction or other authorization in effect on the date of the Original Agreement or at a previous time applicable to Tichenor's operations relating to (a) emissions, discharges, releases or threatened releases of Hazardous Materials into the natural environment, including into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; (b) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Materials; (c) occupational health and safety; or (d) otherwise relating to the pollution of the environment, solid waste handling treatment or disposal, or operation or reclamation of oil and gas operations or mines.

         "EXCHANGE AGENT" means the transfer agent for shares of Heftel Common Stock or such other entity selected by Heftel and consented to by Tichenor, which consent shall not be unreasonably withheld.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE FUND" has the meaning specified in Section 2.5(a).

         "FCC" means the Federal Communications Commission.

         "GAAP" means generally accepted accounting principles, as recognized by the U.S. Financial Accounting Standards Board (or any generally recognized successor).

         "GOVERNMENTAL ACTION" means any authorization, application, approval, consent, exemption, filing, license, notice, registration, permit or other requirement of, to or with any Governmental Authority.

         "GOVERNMENTAL AUTHORITY" means any national, state, county or municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over any of the Tichenor Companies, Parent, the Heftel Companies or any of their respective properties or assets, including the FCC.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "HAZARDOUS MATERIAL" means (a) any "hazardous substance," as defined by CERCLA; (b) any "hazardous waste" or "solid waste," in either case as defined by the Resource Conservation and Recovery Act, as amended; (c) any solid, hazardous, dangerous or toxic chemical, material, waste or substance, within the meaning of and regulated by any Environmental Law; (d) any radioactive material, including any naturally occurring radioactive material, and any source, special or byproduct material as defined in 42 U.S.C. 2011 et seq. and any amendments or authorizations thereof; (e) any asbestos-containing materials in any form or condition; (f) any polychlorinated biphenyls in any form or condition; or (g) petroleum, petroleum hydrocarbons, or any fraction or byproducts thereof.

         "HEFTEL" means Heftel Broadcasting Corporation, a Delaware corporation.

         "HEFTEL CERTIFICATE" means a certificate representing shares of Heftel Common Stock.

         "HEFTEL COMMON STOCK" means the Class A Common Stock, par value $.001 per share, of Heftel.

         "HEFTEL COMPANIES" means Heftel and the Heftel Subsidiaries.

         "HEFTEL CREDIT AGREEMENT" means that certain Credit Agreement, dated August 19, 1994, among Heftel, its subsidiaries and The Chase Manhattan Bank (National Association), on its own behalf and as agent.

         "HEFTEL DESIGNEES" has the meaning specified in Section 5.22.

         "HEFTEL DISCLOSURE DOCUMENTS" means Heftel's Annual Report on Form 10-K for the fiscal years ended September 30, 1994 and 1995, and Quarterly Reports for the quarters ended December 31, 1995 and March 31, 1996, and all other forms, reports, registration statements and other statements and documents filed by Heftel with the SEC from July 27, 1994 to the date of this Agreement.

         "HEFTEL FCC LICENSES" has the meaning specified in Section 5.3(b).

         "HEFTEL MATERIAL AGREEMENT(S)" means (a) any written or oral agreement, contract, commitment or understanding to which Heftel is a party, by which Heftel is directly or indirectly bound, or to which any asset of Heftel may be subject, involving total value or consideration in excess of $600,000 and/or,
(b) the Heftel Credit Agreement, as amended and supplemented as of the date hereof.

         "HEFTEL MEETING" means the meeting of the stockholders of Heftel called for the purpose of voting on the Heftel Proposal.

         "HEFTEL PROPOSAL" means, collectively, (a) the proposal to amend and restate the Restated Certificate of Incorporation of Heftel to read as set forth in EXHIBIT 1.1(A) hereto, (b) the proposal to approve the issuance of Heftel Common Stock and New Heftel Class B Common Stock in connection with the Merger and (c) such other proposals as may be necessary or desirable, including without limitation, such proposals to approve further amendments of Heftel's certificate of incorporation to facilitate the transactions contemplated in this Agreement, which proposals are to be presented to the stockholders of Heftel in the Proxy Statement/Prospectus.

         "HEFTEL STATION" has the meaning specified in Section 5.3(b).

         "HEFTEL SUB" means a to-be-named wholly owned subsidiary of Heftel to be formed under the laws of the State of Texas.

         "HEFTEL SUB COMMON STOCK" means the common stock, par value $.001 per share, of Heftel Sub.

         "HEFTEL SUBSIDIARIES" means Broadcast Investment, Inc., a Florida corporation; HBC Florida, Inc., a Delaware corporation; HBC Texas, Inc., a Delaware corporation; KESS-AM License Corp., a Delaware corporation; KICI-AM License Corp., a Delaware corporation; KLVE-FM License Corp., a Delaware corporation; KMRT-AM License Corp., a Delaware corporation; KTNQ/KLVE, Inc., a California corporation; KTNQ-AM License Corp., a Delaware corporation; Mi Casa Publications, Inc., a California corporation; Radio WADO, Inc., a New Jersey corporation; Rodriguez Broadcasting, Inc., a Texas corporation; Rodriguez-Heftel- Texas, Inc., a Texas corporation; Spanish Coast to Coast, Ltd., a Delaware corporation; Spanish Radio Network, a Florida general partnership; SRN Texas, Inc., a Texas corporation; The Tower Company, Inc., a Hawaii corporation; Viva Acquisition Corporation, a Florida corporation; Viva Broadcasting Corporation, a Florida corporation; WADO-AM License Corp., a Delaware corporation; WGLI-AM License Corp., a Delaware corporation; WQBA-AM License Corp., a Delaware corporation; WQBA-FM License Corp., a Delaware corporation; Heftel Broadcasting Texas, L.P.; Heftel GP Texas, Inc.; HBC Broadcasting Texas, Inc.; HBC Chicago, Inc.; HBC- Las Vegas, Inc.; HBC New York, Inc.; KCYT-FM License Corp.; KECS-FM License Corp.; KESS-AM License Corp.; KESS-TV License Corp.; KHCK-FM License Corp.; KICI-FM License Corp; KLSQ-AM License Corp.; La Oferta, Inc.; License Corp. No. 1; License Corp. No. 2; Viva America Media Group; WLXX-AM License Corp.; and WPAT-AM License Corp.

         "INDEMNIFIED PARTIES" has the meaning specified in Section 5.19(c).

         "INDEMNIFYING PARTY" has the meaning specified in Section 5.19(d).

         "INDEMNITY AGREEMENT" has the meaning specified in Section 5.18.

         "LIEN" means any lien, mortgage, security interest, pledge, deposit, restriction, burden, encumbrance, rights of a vendor under any title retention or conditional sale agreement, or lease or other arrangement substantially equivalent thereto.

         "MAJOR TICHENOR SHAREHOLDER" means, collectively, McHenry T. Tichenor, Sr., McHenry T. Tichenor, Jr., McHenry T. Tichenor, Jr., as Custodian for David
T. Tichenor, Warren W. Tichenor, William E. Tichenor, Jean T. Russell, David Lykes, Jeffrey T. Hinson, Ricardo A. del Castillo, Alta Subordinated Debt Partners III, L.P., Prime II Management, L.P. and PrimeComm, L.P.

         "MATERIAL ADVERSE EFFECT" means (a) when used with respect to Tichenor, a result or consequence that would materially adversely affect the condition (financial or otherwise), results of operations or business of the Tichenor Companies (taken as a whole) or the aggregate value of their assets, would materially impair the ability of the Tichenor Companies (taken as a whole) to own, hold, develop and operate their assets, or would impair Tichenor's ability to perform its obligations hereunder or consummate the transactions contemplated hereby; and (b) when used with respect to Heftel, a result or consequence that would materially adversely affect the condition (financial or otherwise), results of operations or business of Heftel and its subsidiaries (taken as a whole) or the aggregate value of their assets, would materially impair the ability of the Heftel Companies (taken as a whole) to own, hold and operate their assets, or would impair Heftel's or Heftel Sub's ability to perform its respective obligations hereunder or consummate the transactions contemplated hereby.

         "MERGER" has the meaning specified in Section 2.1.

         "MERGER CONSIDERATION" means the product of the Conversion Number and the Share Price.

         "MERGER INDEMNIFIED PARTIES" has the meaning specified in Section 5.19(c).

         "NASDAQ" means the National Market System of The Nasdaq Stock Market, Inc.

         "NEW HEFTEL CLASS B COMMON STOCK" means the Class B Common Stock, par value $.001 per share, of Heftel having the terms, rights and privileges set forth in EXHIBIT 1.1(A) hereto.

         "PARENT" means Clear Channel Communications, Inc., a Texas corporation.

         "PARENT REGISTRATION RIGHTS AGREEMENT" has the meaning specified in
Section 5.20.

         "PARENT REPRESENTATIVE" means any director, officer, employee, agent, advisor (including legal, accounting and financial advisors), Affiliate (including Heftel and Heftel Sub) or other representative of Parent or its subsidiaries.

         "PERMITTED ENCUMBRANCES" means (a) with respect to Tichenor, (i) Liens for Taxes, assessments or other governmental charges or levies if the same shall not at the particular time in question be due and delinquent or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or, if commenced, shall have been stayed) are being contested in good faith by appropriate proceedings and if any of the Tichenor Companies shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by or consistent with GAAP and, whether reserves are set aside or not, are listed on the DISCLOSURE LETTER; (ii) Liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen and operators arising by operation of law in the ordinary course of business or by a written agreement existing as of the date of the Original Agreement and necessary or incident to the proper operation of such Person's business, properties and related facilities and assets for sums not yet due or being contested in good faith by appropriate proceedings, if any of the Tichenor Companies shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by or consistent with GAAP and, whether reserves are set aside or not, are listed on the DISCLOSURE LETTER; (iii) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance and other social security legislation (other than ERISA) which would not, individually or in the aggregate, result in a Material Adverse Effect on the Tichenor Companies;
(iv) Liens incurred in the ordinary course of business to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and repayment bonds and other obligations of a like nature; (v) Liens, easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations and other similar encumbrances incurred in the ordinary course of business or existing on property and not materially impairing the value of the assets of any of Tichenor Companies or interfering with the ordinary conduct of the business of any of the Tichenor Companies or rights to any of their assets; (vi) Liens arising under or created pursuant to the Bank Credit Agreement or the Term Loan; and (vii) Liens described on the DISCLOSURE LETTER and (b) with respect to Heftel, (i) Liens for Taxes, assessments or other governmental charges or levies if the same shall not at the particular time in question be due and delinquent or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or, if commenced, shall have been stayed) are being contested in good faith by appropriate proceedings and if any of the Heftel Companies shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by or consistent with GAAP and, whether reserves are set aside or not, are listed on the Heftel Disclosure Documents;
(ii) Liens of carriers, warehousemen, mechanics, laborers, materialmen, landlords, vendors, workmen and operators arising by operation of law in the ordinary course of business or by a written agreement existing as of the date of the Original Agreement and necessary or incident to the proper operation of such Person's business, properties and related facilities and assets for sums not yet due or being contested in good faith by appropriate proceedings, if any of the Heftel Companies shall have set aside on its books such reserves (segregated to the extent required by sound accounting practices) as may be required by or consistent with GAAP and, whether reserves are set aside or not, are listed on the Heftel Disclosure Documents; (iii) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance and other social security legislation (other than ERISA) which would not, individually or in the aggregate, result in a Material Adverse Effect on the Heftel Companies; (iv) Liens incurred in the ordinary course of business to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and repayment bonds and other obligations of a like nature; (v) Liens, easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations and other similar encumbrances incurred in the ordinary course of business or existing on property and not materially impairing the value of the assets of any of Heftel Companies or interfering with the ordinary conduct of the business of any of the Heftel Companies or rights to any of their assets; (vi) Liens arising under or created pursuant to the Heftel Credit Agreement; and (vii) Liens described on the Heftel Disclosure Documents.

         "PERSON" means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization, whether or not a Governmental Authority.

         "PROXY STATEMENT/PROSPECTUS" means a proxy statement of Heftel in definitive form relating to the Heftel Meeting, which proxy statement will be included as a prospectus in the Registration Statement.

         "REGISTRATION RIGHTS AGREEMENT" has the meaning specified in Section 5.15.

         "REGISTRATION STATEMENT" means the Registration Statement to be filed with the SEC by Heftel in connection with the issuance of Heftel Common Stock and New Heftel Class B Common Stock pursuant to the Merger.

         "RESPONSIBLE OFFICER" means, with respect to any Tichenor Company, McHenry T. Tichenor, Jr. or Jeffrey T. Hinson, and with respect to any other corporation, the Chief Executive Officer, President or any Vice President of such corporation.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SHARE PRICE" means the per share closing sales price of the Heftel Common Stock on Nasdaq (as reported by The Wall Street Journal, or if not so reported, by another authoritative source) on the trading day immediately preceding the Closing Date.

         "STOCKHOLDERS AGREEMENT" has the meaning specified in Section 5.17.

         "SURVIVING CORPORATION" has the meaning specified in Section 2.2.

         "TBCA" means the Texas Business Corporation Act.

         "TAXES" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States or any state, local or foreign governmental subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax, including penalties for the failure to file any federal, state, local or foreign returns, declarations, reports, estimates, information returns or statements required to be filed by a Person with respect to any Taxes.

         "TENDER OFFER AGREEMENT" means the Tender Offer Agreement, dated June 1, 1996, between Parent and Heftel relating to the Heftel Acquisition, as amended through the date hereof.

         "TENDER OFFER INDEMNIFIED PARTIES" has the meaning specified in Section 5.19(b).

         "TERM LOAN" means that certain Loan Agreement, dated as of the date of the Original Agreement, between TMS Assets California, Inc., a Delaware corporation, and Parent, as in effect on the date hereof.

         "THIRD-PARTY CONSENT" means the consent or approval of any Person other than Tichenor, Parent or any Governmental Authority.

         "TICHENOR" means Tichenor Media System, Inc., a Texas corporation.

         "TICHENOR CERTIFICATE" means a certificate representing shares of Tichenor Common Stock, shares of Tichenor Junior Preferred or shares of Tichenor Senior Preferred, or documents or agreements representing the Tichenor Warrant.

         "TICHENOR COMMON STOCK" means the common stock, par value $1.00 per share, of Tichenor.

         "TICHENOR COMPANIES" means Tichenor and the Tichenor Subsidiaries.

         "TICHENOR FCC LICENSES" has the meaning specified in Section 5.2(b).

         "TICHENOR FINANCIAL STATEMENTS" means the audited and unaudited consolidated financial statements of Tichenor and its subsidiaries (including the related notes with respect to such audited financial statements) for the years ended December 31, 1994 and 1995, and for the five months ended May 31, 1996.

         "TICHENOR JUNIOR PREFERRED" means the Junior Preferred Stock, par value $10 per share, of Tichenor.

         "TICHENOR MATERIAL AGREEMENT(S)" means (a) any written or oral agreement, contract, commitment or understanding to which any of the Tichenor Companies is a party, by which any of the Tichenor Companies is directly or indirectly bound, or to which any asset of any of the Tichenor Companies may be subject, involving total value or consideration in excess of $400,000, (b) the Bank Credit Agreement and/or (c) the Term Loan, in each case as amended and supplemented as of the date of the Original Agreement.

         "TICHENOR REPRESENTATIVE" means any director, officer, employee, agent, advisor (including legal, accounting and financial advisors), Affiliate or other representative of any of the Tichenor Companies.

         "TICHENOR SENIOR PREFERRED" means the 14% Senior Redeemable Cumulative Preferred Stock, par value $1,000 per share, of Tichenor.

         "TICHENOR STATION" has the meaning specified in Section 5.2(b).

         "TICHENOR SUBSIDIARIES" means WADO Radio, Inc., a Texas corporation; Tichenor License Corporation, a Texas corporation; TC Television, Inc., a Texas corporation; Tichenor Assets California, Inc., a Delaware corporation; Tichenor License California, Inc., a Delaware corporation; Tall Tower Partnership, a Texas general partnership; and KDOS Limited Partnership, a Texas limited partnership.

         "TICHENOR WARRANT" means that certain Warrant Agreement, dated June 15, 1993, entitling Alta Subordinated Debt Partners III, L.P. to purchase such number of shares of Tichenor Common Stock as shall equal 4% of the total number of shares of Tichenor Common Stock of all classes outstanding on a fully diluted basis after giving effect to the exercise of all other warrants, options and rights to acquire any shares of Tichenor Common Stock and the conversion of any convertible securities issued by Tichenor (including without limitation the Tichenor Junior Preferred).

         1.2 REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words "THIS AGREEMENT," "HEREIN," "HEREBY," "HEREUNDER" and "HEREOF," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "THIS ARTICLE," "THIS SECTION" and "THIS SUBSECTION," and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. The word "OR" is not exclusive, and the word "INCLUDING" (in its various forms) means "INCLUDING WITHOUT LIMITATION." Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         As used in the representations and warranties contained in this Agreement, the phrase "TO THE KNOWLEDGE" of the representing party shall mean that Responsible Officers of such representing party, individually or collectively, either (a) know that the matter being represented and warranted is true and accurate or (b) have no reason, after reasonable inquiry, to believe that the matter being represented and warranted is not true and accurate.


                                    ARTICLE 2

                                   THE MERGER

         2.1 THE MERGER. Subject to the terms and conditions set forth in this Agreement and assuming the consummation of the Assignment Agreement pursuant to
Section 8.9, at the Effective Time, Heftel Sub shall be merged with and into Tichenor in accordance with the provisions of this Agreement. Such merger is referred to herein as the "MERGER."

         2.2 EFFECT OF THE MERGER. Upon the effectiveness of the Merger, the separate existence of Heftel Sub shall cease and Tichenor, as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), shall continue its corporate existence under the laws of the State of Texas. The Merger shall have the effects specified in this Agreement and the TBCA.

         2.3 GOVERNING INSTRUMENTS, DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

              (a) The articles of incorporation of Tichenor, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until duly amended in accordance with its terms and applicable law.

                  (b) The bylaws of Tichenor, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until duly amended in accordance with their terms and applicable law.

                  (c) The directors and officers of the Surviving Corporation from the Effective Time until their respective successors have been duly elected or appointed in accordance with the articles of incorporation and bylaws of the Surviving Corporation and applicable law shall be the directors and officers of Tichenor.

         2.4  EFFECT ON SECURITIES.

              (a) HEFTEL SUB COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Heftel Sub Common Stock outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid share of Tichenor Common Stock.

              (b) TICHENOR SECURITIES.

                  (i) TICHENOR COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof (but subject to the provisions of Section 2.5(e)), each share of Tichenor Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares of Tichenor Common Stock held by Dissenting Shareholders and Tichenor Common Stock held by Parent or any Affiliate of Parent) shall be converted into the right to receive shares of validly issued, fully paid and nonassessable Heftel Common Stock, with each such share of Tichenor Common Stock being converted into the number of shares of Heftel Common Stock equal to the Conversion Number. Each share of Tichenor Common Stock, when so converted, shall automatically be cancelled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Heftel Common Stock to be issued in exchange therefor (along with any cash in lieu of fractional shares of Heftel Common Stock as provided in Section 2.5(e) and any unpaid dividends and distributions with respect to such shares of Heftel Common Stock as provided in Section 2.5(c)), without interest, upon the surrender of such certificate in accordance with
         Section 2.5.

                  (ii) TICHENOR SENIOR PREFERRED. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Tichenor Senior Preferred (other than shares of Tichenor Senior Preferred held by Dissenting Shareholders) that is issued and outstanding shall be converted into the right to receive cash in the amount of $1,000 per share plus all accrued and unpaid dividends through December 31, 1995. Each share of Tichenor Senior Preferred, when so converted, shall automatically be cancelled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the cash to be paid in exchange therefor, without interest, upon the surrender of such certificate in accordance with Section 2.5.

                  (iii) TICHENOR JUNIOR PREFERRED. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Tichenor Junior Preferred (other than shares of Tichenor Junior Preferred held by Dissenting Shareholders) that is issued and outstanding prior to the Effective Time shall be converted into the right to receive shares of validly issued, fully paid and nonassessable Heftel Common Stock, with each such share being converted into 4.3478 shares of Heftel Common Stock. Each share of Tichenor Junior Preferred, when so converted, shall automatically be cancelled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Heftel Common Stock to be issued in exchange therefor (along with any cash in lieu of fractional shares of Heftel Common Stock as provided in Section 2.5(e) and any unpaid dividends and distributions with respect to such shares of Heftel Common Stock as provided in Section 2.5(c)), without interest, upon the surrender of such certificate in accordance with Section 2.5.

                  (iv) TICHENOR TREASURY STOCK. At the Effective Time, by virtue of the Merger, all shares of Tichenor Common Stock and Tichenor Junior Preferred that are issued and held as treasury stock shall be cancelled and retired and shall cease to exist, and no shares of Heftel Common Stock or other consideration shall be paid or payable in exchange therefor.

                  (v) TICHENOR COMMON STOCK HELD BY PARENT. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof (but subject to the provisions of Section 2.5(e)), each share of Tichenor Common Stock that is issued and outstanding immediately prior to the Effective Time and held by Parent or any Affiliate of Parent shall be converted into the right to receive shares of validly issued, fully paid and nonassessable New Heftel Class B Common Stock, with each such share of Tichenor Common Stock being converted into the number of shares of New Heftel Class B Common Stock equal to the Conversion Number. Each share of Tichenor Common Stock, when so converted, shall automatically be cancelled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of New Heftel Class B Common Stock to be issued in exchange therefor (along with any cash in lieu of fractional shares of New Heftel Class B Common Stock as provided in Section 2.5(e) and any unpaid dividends and distributions with respect to such shares of New Heftel Class B Common Stock as provided in Section 2.5(c)), without interest, upon the surrender of such certificate in accordance with Section 2.5.

                  (vi) TICHENOR WARRANT. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, the Tichenor Warrant, if outstanding as of the Effective Time, shall be converted into the right to receive 180,000 shares of validly issued, fully paid and nonassessable Heftel Common Stock. The Tichenor Warrant, when so converted, shall automatically be cancelled and retired, shall cease to exist and shall no longer be outstanding; and the holder of the Tichenor Warrant shall cease to have any rights with respect thereto, except the right to receive the shares of Heftel Common Stock to be issued in exchange therefor and any unpaid dividends and distributions with respect to such shares of Heftel Common Stock as provided in Section 2.5(c), without interest, upon the surrender of such warrant in accordance with Section 2.5.

                  (vii) NO ADDITIONAL RIGHTS. Except as provided in this Section 2.4(b) or as otherwise agreed to by the parties, (A) the provisions of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Tichenor Companies shall become null and void, and (B) the Tichenor Companies shall use all reasonable efforts to ensure that, following the Effective Time, no holder of options or rights or any participant in any plan, program or arrangement shall have any right thereunder to acquire any equity securities of the Tichenor Companies, Parent, Heftel, Heftel Sub or any direct or indirect subsidiary thereof.

                  (viii) SHARES OF DISSENTING SHAREHOLDERS. Any issued and outstanding shares of Tichenor Common Stock, Tichenor Senior Preferred or Tichenor Junior Preferred held by a Dissenting Shareholder shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the TBCA; provided, however, shares of Tichenor Common Stock, Tichenor Senior Preferred or Tichenor Junior Preferred outstanding at the Effective Time and held by a Dissenting Shareholder who shall, after the Effective Time, withdraw his demand for payment or lose his dissenters' right as provided in the TBCA, shall be deemed to be converted, as of the Effective Time, into the right to receive the shares of Heftel Common Stock or cash specified in Section 2.4(b)(i),
         (ii) and (iii), respectively, in accordance with the procedures specified in Section 2.5(b). Tichenor shall give Parent (or, if after consummation of the Assignment Agreement, Heftel) (A) prompt notice of any written demands for such payment, withdrawals of demands for such payment and any other instruments served pursuant to the TBCA received by Tichenor, and (B) the opportunity to direct all negotiations and proceedings with respect to demands for such payment under the TBCA. Tichenor will not voluntarily make any payment with respect to any demands for dissenters' rights and will not, except with the prior written consent of Parent (or, if after consummation of the Assignment Agreement, Heftel), settle or offer to settle any such demands.

                  (ix) HEFTEL COMMON STOCK HELD BY PARENT. At the Effective Time, by virtue of the Merger and without any action on the part of Parent or any Affiliate of Parent (but subject to the provisions of Section 2.5(e)), each share of Heftel Common Stock that is issued and outstanding immediately prior to the Effective Time and held by Parent or any Affiliate of Parent shall be converted into the right to receive one (1) share of validly issued, fully paid and nonassessable New Heftel Class B Common Stock. Each share of Heftel Common Stock, when so converted, shall automatically be cancelled and retired, shall cease to exist and shall no longer be outstanding; and the holder of any certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of New Heftel Class B Common Stock to be issued in exchange therefor (along with any unpaid dividends and distributions with respect to such shares of New Heftel Class B Common Stock as provided in Section 2.5(c)), without interest, upon the surrender of such certificate in accordance with Section 2.5.

         2.5  EXCHANGE OF CERTIFICATES.

              (a) EXCHANGE FUND. At or prior to the Effective Time, Heftel shall deposit with the Exchange Agent: (i) for the benefit of the holders of (A) shares of Tichenor Common Stock (other than Parent and Affiliates of Parent),
(B) shares of Tichenor Junior Preferred and (C) the Tichenor Warrant, if outstanding as of the Effective Time, and for exchange in accordance with this Agreement, certificates representing the shares of Heftel Common Stock to be issued in exchange for such Tichenor securities pursuant to Section 2.4(b)(i),
(iii) and (vi), respectively; (ii) for the benefit of the holders of Tichenor Senior Preferred, cash in the amount of $3,000,000; (iii) for the benefit of Parent and Affiliates of Parent, certificates representing shares of New Heftel Class B Common Stock to be issued pursuant to Section 2.4(b)(v) and (ix); and
(iv) cash in an amount sufficient to provide for the payments to be made in lieu of issuing any fractional shares of Heftel Common Stock or New Heftel Class B Common Stock as provided in Section 2.5(e). Additionally, subject to the provisions of Section 2.5(f), Heftel shall, if and when a payment date has occurred with respect to a dividend or distribution that has been declared subsequent to the Effective Time, deposit with the Exchange Agent an amount in cash (or property of like kind to that which is the subject of such dividend or distribution) equal to the dividend or distribution per share of Heftel Common Stock times the number of shares of Heftel Common Stock evidenced by Tichenor Certificates theretofore representing Tichenor Common Stock, Tichenor Junior Preferred and the Tichenor Warrant that have not theretofore been surrendered for exchange in accordance with this Section 2.5. The cash to be paid in conversion of the Tichenor Senior Preferred, such shares of Heftel Common Stock and New Heftel Class B Common Stock, together with any dividends or distributions with respect thereto (as provided in Section 2.5(c)), are referred to herein as the "EXCHANGE FUND." The Exchange Agent, pursuant to irrevocable instructions consistent with the terms of this Agreement, shall deliver the Heftel Common Stock to be issued pursuant to Section 2.4(b)(i), (iii) and (vi), respectively, the New Heftel Class B Common Stock to be issued pursuant to
Section 2.4(b)(v) and (ix), the cash to be paid pursuant to Section 2.4(b)(ii), and cash in an amount sufficient to provide for the payments to be made in lieu of issuing any fractional shares of Heftel Common Stock or New Heftel Class B Common Stock as provided in Section 2.5(e) out of the Exchange Fund, and the Exchange Fund shall not be used for any other purpose whatsoever. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Heftel Common Stock or the New Heftel Class B Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of Persons entitled thereto.

              (b) EXCHANGE PROCEDURES.

                  (i) As soon as reasonably practicable after the Effective
              Time, Heftel shall cause the Exchange Agent to mail to each holder of record of a Tichenor Certificate that, immediately prior to the Effective Time, represented (A) shares of Tichenor Common Stock,
              (B) shares of Tichenor Junior Preferred, (C) the Tichenor Warrant, if outstanding as of the Effective Time, or (D) Tichenor Senior Preferred, which was converted pursuant to Section 2.4(b), a letter of transmittal to be used to effect the exchange of such Tichenor Certificate, along with instructions for using such letter of transmittal to effect such exchange. As soon as reasonably practicable after the Effective Time, Heftel shall cause the Exchange Agent to mail to Parent and each Affiliate of

              Parent that holds Heftel Common Stock that immediately prior to the Effective Time was converted into the right to receive New Heftel Class B Common Stock pursuant to Section 2.4(b)(ix), a letter of transmittal to be used to effect the exchange of such Heftel Common Stock, along with instructions for using such letter of transmittal to effect such exchange. The letter of transmittal (or the instructions thereto) shall specify that delivery of any Tichenor Certificate or Heftel Common Stock, as applicable, shall be effected, and risk of loss and title thereto shall pass, only upon delivery of thereof to the Exchange Agent and shall be in such form and have such other provisions as Heftel may reasonably specify.

                  (ii) Upon surrender to the Exchange Agent of a Tichenor
              Certificate for cancellation, together with a duly completed and executed letter of transmittal and any other required documents (including, in the case of any Person constituting an "affiliate" of Tichenor for purposes of Rule 145(c) and (d) under the Securities Act, a written agreement from such Person as described in Section 5.11, if not theretofore delivered to Heftel), (A) (x) the holder (other than Parent and Affiliates of Parent) of such Tichenor Certificate (other than Tichenor Certificates representing Tichenor Senior Preferred) shall be entitled to receive in exchange therefor a Heftel Certificate representing the number of whole shares of Heftel Common Stock that such holder has the right to receive pursuant to Section 2.4(b)(i), (iii), or
              (vi), as the case may be, any cash in lieu of fractional shares of Heftel Common Stock as provided in Section 2.5(e), and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.5(c) (after giving effect to any required withholding of taxes), (y) Parent and Affiliates of Parent holding a Tichenor Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of New Heftel Class B Common Stock that such holder has the right to receive pursuant to Section 2.4(b)(i)(v), any cash in lieu of fractional shares of New Heftel Class B Common Stock as provided in Section 2.5(e), and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.5(c) (after giving effect to any required withholding of taxes), and (z) the holder of such Tichenor Certificate representing Tichenor Senior Preferred shall be entitled to receive in exchange therefor cash pursuant to Section 2.4(b)(ii); and (B) the Tichenor Certificate so surrendered shall forthwith be cancelled. No interest shall be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Tichenor Certificates. Upon surrender to the Exchange Agent by Parent or an Affiliate of Parent of a certificate representing Heftel Common Stock for cancellation, together with a duly completed and executed letter of transmittal and any other required documents, the holder of such certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of New Heftel Class B Common Stock that such holder has the right to receive pursuant to Section 2.4(b)(ix), and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.5(c) (after giving effect to any required withholding of taxes) and the certificate so surrendered shall forthwith be cancelled. No interest shall be paid or accrued on the unpaid dividends and distributions, if any, payable to holders of the certificates representing Heftel Common Stock surrendered for cancellation.

                  (iii) In the event of a transfer of ownership of Tichenor
              Common Stock, Tichenor Junior Preferred or the Tichenor Warrant, if outstanding as of the Effective Time, that is not registered in the transfer records of Tichenor, a Heftel Certificate representing the appropriate number of shares of Heftel Common Stock (along with any cash in lieu of fractional shares and any unpaid dividends and distributions that such holder has the right to receive) may be issued or paid to a transferee if the Tichenor Certificate representing such Tichenor securities is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or similar taxes have been paid.

                  (iv) Until surrendered as contemplated by this Section
              2.5(b), (A) each Tichenor Certificate (other than Tichenor Certificates representing Tichenor Senior Preferred and Tichenor Certificates representing Heftel Common Stock owned by Parent and Affiliates of Parent) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a Heftel Certificate representing shares of Heftel Common Stock as provided in Section 2.4(b)(i), (iii) or (vi), as the case may be (along with any cash in lieu of fractional shares and any unpaid dividends and distributions), (B) each Tichenor Certificate representing Tichenor Senior Preferred shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender cash as provided in Section 2.4(b)(ii), (C) each certificate representing Heftel Common Stock held by Parent and any Affiliate of Parent shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of New Heftel Class B Common Stock as provided in Section 2.4(b)(ix) (along with any unpaid dividends and distributions), and (D) each Tichenor Certificate held by Parent and Affiliates of Parent shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing New Heftel Class B Common Stock as provided in
              Section 2.4(b)(v) (along with any cash in lieu of fractional shares and any unpaid dividends and distributions).

              (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Heftel Common Stock declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Tichenor Certificate. Subject to the effect of applicable laws, (i) at the time of the surrender of a Tichenor Certificate for exchange in accordance with the provisions of this Section 2.5, there shall be paid to the surrendering holder, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date on or prior to surrender) theretofore paid with respect to the number of whole shares of Heftel Common Stock or New Heftel Class B Common Stock, as applicable, that such holder is entitled to receive (less the amount of any withholding taxes that may be required with respect thereto); and (ii) at the appropriate payment date, there shall be paid to the surrendering holder, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date subsequent to surrender) payable with respect to the number of whole shares of Heftel Common Stock or New Heftel Class B Common Stock, as applicable, that such holder receives (less the amount of any withholding taxes that may be required with respect thereto). Subject to the effect of applicable laws, (i) at the time Parent or an Affiliate of Parent surrenders Heftel Common Stock for exchange in accordance with the provisions of Section 2.4(b)(ix) and this
Section 2.5, there shall be paid to the surrendering holder, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date on or prior to surrender) theretofore paid with respect to the number of whole shares of New Heftel Class B Common Stock that such holder is entitled to receive (less the amount of any withholding taxes that may be required with respect thereto); and
(ii) at the appropriate payment date, there shall be paid to the surrendering holder, without interest, the amount of dividends or other distributions (having a record date after the Effective Time but on or prior to surrender and a payment date subsequent to surrender) payable with respect to the number of whole shares of New Heftel Class B Common Stock that such holder receives (less the amount of any withholding taxes that may be required with respect thereto).

              (d) NO FURTHER OWNERSHIP RIGHTS IN TICHENOR SECURITIES. All shares of Heftel Common Stock and New Heftel Class B Common Stock, as applicable, issued upon the surrender for exchange of (i) shares of Tichenor Common Stock,
(ii) shares of Tichenor Junior Preferred and (iii) the Tichenor Warrant, if outstanding as of the Effective Time, in accordance with the terms hereof (including any cash paid pursuant to Section 2.5(c) or (e)) and the cash paid upon the surrender for exchange of Tichenor Senior Preferred shall be deemed to have been issued in full satisfaction of all rights pertaining to such Tichenor securities. After the Effective Time, there shall be no further registration of transfers on the Surviving Corporation's stock transfer books or other records of the shares of Tichenor Common Stock, Tichenor Senior Preferred, Tichenor Junior Preferred or the Tichenor Warrant, in each case that were outstanding immediately prior to the Effective Time. If, after the Effective Time, a Tichenor Certificate is presented to the Surviving Corporation for any reason, it shall be cancelled and exchanged as provided in this Section 2.5.

              (e) TREATMENT OF FRACTIONAL SHARES. No Heftel Certificates or scrip representing fractional shares of Heftel Common Stock or New Heftel Class B Common Stock, as applicable, shall be issued in the Merger and, except as provided in this Section 2.5(e), no dividend or other distribution, stock split or interest shall relate to any such fractional share, and such fractional share shall not entitle the owner thereof to vote or to any other rights of a stockholder of Heftel. In lieu of any fractional share of Heftel Common Stock or New Heftel Class B Common Stock, as applicable, to which a holder of Tichenor Common Stock, Tichenor Junior Preferred or the Tichenor Warrant, if outstanding as of the Effective Time, would otherwise be entitled, such holder, upon surrender of a Tichenor Certificate as described in this Section, shall be paid an amount in cash (without interest) determined by multiplying (i) the Share Price by (ii) the fraction of a share of Heftel Common Stock or New Heftel Class B Common Stock to which such holder would otherwise be entitled, in which case Heftel shall make available to the Exchange Agent, without regard to any other cash being provided to the Exchange Agent, the amount of cash necessary to make such payments.

              (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund and cash held by the Exchange Agent in accordance with the terms of this Section
2.5 that remains unclaimed by the former shareholders of Tichenor for a period of one year following the Effective Time shall be delivered to Heftel, upon demand. Thereafter, any former securityholders of Tichenor who have not theretofore complied with the provisions of this Section 2.5 shall look only to Heftel for payment of their claim for Heftel Common Stock or New Heftel

Class B Common Stock, any cash in lieu of fractional shares of Heftel Common Stock or New Heftel Class B Common Stock and any dividends or distributions with respect to Heftel Common Stock or New Heftel Class B Common Stock (all without interest).

              (g) NO LIABILITY. Neither Parent, Heftel, Heftel Sub, Tichenor, the Surviving Corporation, the Exchange Agent nor any other Person shall be liable to any former holder of Tichenor securities for any amount properly delivered to any public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by former holders of Tichenor Common Stock, Tichenor Junior Preferred, Tichenor Senior Preferred or the Tichenor Warrant, if outstanding as of the Effective Time, for a period of three years following the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Heftel, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

              (h) LOST, STOLEN, OR DESTROYED TICHENOR CERTIFICATES. If any Tichenor Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Tichenor Certificate to be lost, stolen or destroyed and, if required by Heftel, the posting by such Person of a bond, in such reasonable amount as Heftel may direct, as indemnity against any claim that may be made against it with respect to such Tichenor Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Tichenor Certificate the shares of Heftel Common Stock (along with any cash in lieu of fractional shares pursuant to Section 2.5(e) and any unpaid dividends and distributions pursuant to Section 2.5(c)) or cash (with respect to Tichenor Senior Preferred) deliverable with respect thereto pursuant to this Agreement.

              (i) EXCHANGE AT CLOSING. Notwithstanding the provisions of Section 2.5(b), each record holder of a Tichenor Certificate who surrenders such Tichenor Certificate for cancellation to the Surviving Corporation at the Closing, together with a duly executed letter of transmittal (which shall be available at the Closing), shall be entitled to receive in exchange therefor (i) cash in the amount such holder has the right to receive pursuant to Section 2.4(b)(ii), payable in cash or by wire transfer of immediately available funds on the Closing Date, or (ii) certificates representing Heftel Common Stock in the amount such holder has the right to receive pursuant to Section 2.4(b)(i),
(iii), (v) or (vi).

         2.6 CLOSING. The Closing shall take place on the Closing Date at such time and place as is agreed upon by Heftel and Tichenor.

         2.7 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective immediately when a Certificate of Merger is issued by the Secretary of State of Texas or at such time thereafter as is provided in the Articles of Merger (the "EFFECTIVE TIME"). As soon as practicable after the Closing, the Articles of Merger shall be filed, and the Effective Time shall occur, on the Closing Date; provided, however, that the Articles of Merger may be filed prior to the Closing Date or prior to the Closing so long as it provides for an effective time that occurs on the Closing Date immediately after the Closing.

         2.8 TAKING OF NECESSARY ACTION; FURTHER ACTION. Subject to the provisions of Section 8.9, each of Parent, Heftel, Heftel Sub and Tichenor shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under the TBCA as promptly as commercially practicable. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of Heftel Sub or Tichenor, the officers and directors of the Surviving Corporation are fully authorized, in the name of the Surviving Corporation or otherwise to take, and shall take, all such lawful and necessary action.


                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF TICHENOR

         Tichenor hereby represents and warrants to Parent (and upon consummation of the Assignment Agreement, to Heftel and Heftel Sub), as of the date of the Original Agreement, as follows:

         3.1 ORGANIZATION. Each of the Tichenor Companies (a) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of organization, (b) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted, and (c) is duly qualified to do business as a foreign entity, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified as a foreign entity or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Tichenor). Copies of the certificate or articles of incorporation and bylaws, or partnership agreement of each of the Tichenor Companies have heretofore been delivered to Parent, and such copies are accurate and complete as of the date of the Original Agreement. Tichenor has no corporate or other subsidiaries other than the Tichenor Subsidiaries.

         3.2 AUTHORITY AND ENFORCEABILITY. Tichenor has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Tichenor, and no other corporate proceedings on the part of Tichenor are necessary to authorize the execution or delivery of this Agreement or, other than the approval of the Merger and this Agreement by the shareholders of Tichenor, to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Tichenor and (assuming that this Agreement constitutes a valid and binding obligation of Parent and, upon consummation of the Assignment Agreement, Heftel and Heftel Sub) constitutes a valid and binding obligation of Tichenor enforceable against Tichenor in accordance with its terms.

         3.3 CONSENTS AND APPROVALS. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to any of the Tichenor Companies in connection with the execution and delivery of this Agreement by Tichenor or the consummation by Tichenor of the transactions contemplated hereby, except for the following: (a) any such consent, approval, order, authorization, registration, declaration, filing or permit which the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Tichenor; (b) the filing of the Articles of Merger with the Secretary of State of Texas pursuant to the provisions of the TBCA; (c) the filing of a pre-merger notification report by Tichenor under the HSR Act and the expiration or termination of the applicable waiting period; (d) compliance with the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be so required; (e) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or Environmental Laws; (f) such filings and approvals as may be required by any foreign pre-merger notification, securities, corporate or other law, rule or regulation; and (g) such filings and approvals as may be required by the FCC and the Communications Act. Except as set forth in the DISCLOSURE LETTER, no Third-Party Consent is required by or with respect to any of the Tichenor Companies in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.4  FCC MATTERS.

              (a) Tichenor holds the Tichenor FCC Licenses set forth and described in the DISCLOSURE LETTER. The Tichenor FCC Licenses constitute all of the licenses, permits and authorizations from the FCC that are necessary or required for and/or used in the business and operations of the Tichenor Stations, except where the failure to hold any such Tichenor FCC License would not have a Material Adverse Effect on Tichenor. The Tichenor FCC Licenses are valid and in full force and effect through the dates set forth in the DISCLOSURE LETTER unimpaired by any condition which could have a Material Adverse Effect on Tichenor. Except as set forth in the DISCLOSURE LETTER, no application, action or proceeding is pending for the renewal or modification of any of the Tichenor FCC Licenses, and, except for actions or proceedings affecting radio broadcast stations generally, no application, complaint, action or proceeding is pending or, to Tichenor's knowledge, threatened that may result in the (i) denial of an application for renewal, (ii) the revocation, modification, non-renewal or suspension of any of the Tichenor FCC Licenses, (iii) the issuance of a cease-and-desist order or (iv) the imposition of any administrative or judicial sanction with respect to any of the Tichenor Stations.

              (b) There is not now issued or outstanding or, to Tichenor's knowledge, threatened any investigation, proceeding, notice of violation or material complaint against Tichenor at the FCC. Tichenor has no knowledge of any Person who has manifested an intention to contest the renewal of any Tichenor FCC License for any of the Tichenor Stations.

              (c) The Tichenor Stations, their respective physical facilities, electrical and mechanical systems and transmitting and studio equipment are being operated in all material respects in compliance with the specifications of the applicable Tichenor FCC Licenses. Tichenor has complied in all material respects with all requirements of the FCC and the Federal Aviation Administration with respect to the construction and/or alteration of Tichenor's antenna structures, and "no hazard" determinations for each antenna structure have been obtained.

              (d) Tichenor and the Tichenor Stations are in compliance in all material respects with the Communications Act.

              (e) Tichenor knows of no facts, conditions or events relating to Tichenor or the Tichenor Stations that might cause the FCC to have a legally valid basis to refuse to approve the change of control of the Tichenor FCC Licenses as provided for in this Agreement or not to renew any of the Tichenor FCC Licenses in the ordinary course.

              (f) In accordance with the Communications Act, (i) Tichenor has not issued to Aliens, either individually or in the aggregate, in excess of 25% of the total number of shares of capital stock of Tichenor outstanding at any time and has not permitted the transfer on the books of Tichenor of any capital stock to any Alien that would result in Aliens holding in excess of 25% of the total number of shares of capital stock of Tichenor then outstanding and (ii) no Alien or Aliens are entitled to vote or direct or control the vote of more than 25% of (A) the total number of shares of capital stock of Tichenor outstanding and entitled to vote generally for the election of directors, or (B) the total voting power of all shares of capital stock of Tichenor outstanding and entitled to vote generally for the election of directors.

         3.5 FINANCIAL STATEMENTS. The Tichenor Financial Statements were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except the unaudited statements do not account for income taxes in conformity with GAAP and other items as may be indicated in the notes thereto) and present fairly, in all material respects, the consolidated financial position of Tichenor and the Tichenor Subsidiaries as of their respective dates and for the periods then ended, and the consolidated results of their operations and, with respect to the audited Tichenor Financial Statements, their consolidated cash flows for the years then ended.

         3.6  CAPITAL STRUCTURE.

              (a) The authorized capital stock of Tichenor consists of 9,897,000 shares of Tichenor Common Stock, 100,000 shares of Tichenor Junior Preferred and 3,000 shares of Tichenor Senior Preferred.

              (b) There are issued and outstanding (i) 684,168.93 shares of Tichenor Common Stock, (ii) 35,772.48 shares of Tichenor Junior Preferred, (iii) 3,000 shares of Tichenor Senior Preferred and (iv) the Tichenor Warrant relating to 28,161.70 shares of Tichenor Common Stock. 59,535.16 shares of Tichenor Common Stock and 1,057 shares of Tichenor Junior Preferred are held by Tichenor as treasury stock.

              (c) Except as set forth in Section 3.6(b), there are outstanding
(i) no shares of capital stock or other voting securities of Tichenor, (ii) no securities of Tichenor or any other Person convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of Tichenor, and (iii) except as set forth in the DISCLOSURE LETTER, no subscriptions, options, warrants, calls, rights (including preemptive rights), commitments, understandings or agreements to which Tichenor is a party or by which it is bound obligating Tichenor to issue, deliver, sell, purchase, redeem, acquire or register shares of capital stock or other voting securities of Tichenor (or securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of Tichenor) or obligating Tichenor to grant, extend or enter into any such subscription, option, warrant, call, right, commitment, understanding or agreement.

              (d) All outstanding shares of Tichenor capital stock are validly issued, fully paid and nonassessable and, except as set forth in the DISCLOSURE LETTER, are not subject to any preemptive right.

              (e) Except as set forth in the DISCLOSURE LETTER, all outstanding shares of capital stock and other voting securities of each of the Tichenor Subsidiaries are owned, directly or indirectly, by Tichenor, free and clear of all Liens, claims and options of any nature (except for Permitted Encumbrances). Except as set forth in the DISCLOSURE LETTER, there are outstanding (i) no securities of the Tichenor Subsidiaries or any other Person convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of the Tichenor Subsidiaries, and (ii) no subscriptions, options, warrants, calls, rights (including preemptive rights), commitments, understandings or agreements to which any of the Tichenor Subsidiaries is a party or by which it is bound obligating any of the Tichenor Subsidiaries to issue, deliver, sell, purchase, redeem or acquire shares of capital stock or other voting securities of any of the Tichenor Subsidiaries (or securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of any of the Tichenor Subsidiaries) or obligating any of the Tichenor Subsidiaries to grant, extend or enter into any such subscription, option, warrant, call, right, commitment, understanding or agreement.

              (f) Except as otherwise set forth in the DISCLOSURE LETTER, there is no shareholder agreement, voting trust or other agreement or understanding to which Tichenor is a party or by which it is bound relating to the voting of any shares of the capital stock of any of the Tichenor Companies.

         3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise set forth in the DISCLOSURE LETTER or as contemplated by this Agreement, since May 31, 1996, the Tichenor Companies, taken as a whole, have not suffered any Material Adverse Effect resulting from any activities pursuant to which the Tichenor Companies:

              (a) Discharged or satisfied any Lien or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of business and consistent with past practices;

              (b) Paid or declared any dividends or distributions, purchased, redeemed, acquired or retired any indebtedness, stock or other securities from its shareholders, other securityholders or any other Person, made any loans or advances or guaranteed any loans or advances to any Person (other than loans, advances or guaranties made to subsidiaries or in the ordinary course of business and consistent with past practices);

              (c) Except for Permitted Encumbrances, suffered or permitted any Lien to arise or be granted or created against or upon any of its assets;

              (d) Cancelled, waived or released any rights or claims against, or indebtedness owed by, third parties in excess of $25,000;

              (e) Amended its certificate or articles of incorporation or bylaws;

              (f) Made or permitted any amendment, supplement, modification or termination of any Tichenor Material Agreement;

              (g) Sold, leased, transferred, assigned or otherwise disposed of any assets that, individually or in the aggregate, had a value at the time of such lease, transfer, assignment or disposition of $500,000 or more (and, in each case where a sale, lease, transfer, assignment or other disposition was made, it was made for fair consideration in the ordinary course of business);

              (h) Paid, loaned or advanced (other than the payment, advance or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any of its assets to, or entered into any other transactions with, any of its Affiliates, other than loans and advances to Tichenor Subsidiaries;

              (i) Made any material change in any of the accounting principles followed by it or the method of applying such principles;

              (j) Entered into any material transactions (other than as contemplated by this Agreement) except in the ordinary course of business and consistent with past practices;

              (k) Accelerated, terminated or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $100,000 to which any of the Tichenor Companies is a party or by which any of them is bound;

              (l) Issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligations involving more than $100,000 in the aggregate (other than pursuant to the Bank Credit Agreement or the Term Loan);

              (m) Delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

              (n) Issued, sold or otherwise disposed of any of its capital stock or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

              (o) Expended or committed to expend capital in excess of $500,000;

              (p) Made any change in tax elections or the manner taxes are reported;

              (q) Accelerated the vesting period of any option or warrant; or

              (r) Agreed, whether in writing or otherwise, to do any of the foregoing.

         3.8 LITIGATION. Except as otherwise set forth in the DISCLOSURE LETTER,
(a) no litigation, arbitration, investigation or other proceeding of any Governmental Authority is pending or, to the knowledge of Tichenor, threatened against any of the Tichenor Companies or their respective assets which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on Tichenor; (b) Tichenor has no knowledge of any facts that are likely to give rise to any litigation, arbitration, investigation or other proceeding of any Governmental Authority which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Tichenor; and (c) no Tichenor Company is subject to any outstanding injunction, judgment, order, decree or ruling. There is no litigation, proceeding or investigation pending or, to the knowledge of Tichenor, threatened against or affecting any of the Tichenor Companies that questions the validity or enforceability of this Agreement or any other document, instrument or agreement to be executed and delivered by Tichenor in connection with the transactions contemplated hereby.

         3.9 ENVIRONMENTAL MATTERS. Except as set forth in the DISCLOSURE LETTER, to the knowledge of Tichenor:

              (a) Each of the Tichenor Companies has conducted its business and operated its assets, and is conducting its business and operating its assets, in material compliance with all applicable Environmental Laws;

              (b) None of the Tichenor Companies has been notified by any Governmental Authority or other third party that any of the operations or assets of any of the Tichenor Companies is the subject of any investigation or inquiry by any Governmental Authority or other third party evaluating whether any material remedial action is needed to respond to a release or threatened release of any Hazardous Material or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Material;

              (c) None of the Tichenor Companies and no other Person has filed any notice under any federal, state or local law indicating that (i) any of the Tichenor Companies is responsible for the improper release into the environment, or the improper storage or disposal, of any Hazardous Material, or (ii) any Hazardous Material is improperly stored or disposed of upon any property of any of the Tichenor Companies;

              (d) None of the Tichenor Companies has any material contingent liability in connection with (i) the release or threatened release into the environment at, beneath or on any property now or previously owned or leased by any of the Tichenor Companies, or (ii) the storage or disposal, of any Hazardous Material;

              (e) None of the Tichenor Companies has received any claim, complaint, notice, inquiry or request for information involving any matter which remains unresolved as of the date of the Original Agreement with respect to any alleged violation of any Environmental Law or regarding potential liability under any Environmental Law relating to operations or conditions of any facilities or property (including off-site storage or disposal of any Hazardous Material from such facilities or property) currently or formerly owned, leased or operated by any of the Tichenor Companies;

              (f) No property now or previously owned, leased or operated by any of the Tichenor Companies is listed on the National Priorities List pursuant to CERCLA or on the CERCLIS or on any other federal or state list as sites requiring investigation or cleanup;

              (g) None of the Tichenor Companies is directly transporting, has directly transported, is directly arranging for the transportation of, or has directly arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list or which is the subject of federal, state or local enforcement actions or other investigations that may lead to material claims against such company for remedial work, damage to natural resources or personal injury, including claims under CERCLA;

              (h) There are no sites, locations or operations at which any of the Tichenor Companies is currently undertaking, or except as disclosed in the DISCLOSURE LETTER, has completed, any remedial or response action relating to any such disposal or release, as required by Environmental Laws; and

              (i) All underground storage tanks and solid waste disposal facilities owned or operated by the Tichenor Companies are used and operated in material compliance with Environmental Laws.

         3.10 BROKERS. Except as set forth on the DISCLOSURE LETTER, no broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder's or other fee or compensation based on any arrangement or agreement made by or on behalf of Tichenor and for which Parent, Heftel, Heftel Sub or any of the Tichenor Companies will have any obligation or liability.

         3.11 VOTE REQUIRED. The affirmative vote or written consent of the holders of a majority of the outstanding shares of each of the Tichenor Common Stock, Tichenor Junior Preferred and Tichenor Senior Preferred and the affirmative vote of the Tichenor Common Stock and the Tichenor Junior Preferred voting together as a single class, as provided in Tichenor's articles of incorporation, as amended, are the only votes of the holders of any class or series of Tichenor capital stock or other voting securities necessary to approve this Agreement, the Merger and the transactions contemplated hereby. As of the date hereof, the affirmative written consent of the Tichenor Senior Preferred to approve this Agreement and the Merger has been obtained.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF PARENT,
                              HEFTEL AND HEFTEL SUB

         4.1 REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to Tichenor as follows:

              (a) ORGANIZATION. Parent (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas, (ii) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted, and (iii) is duly qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified as a foreign corporation or to be in good standing would not, individually or in the aggregate, have a material adverse effect on Parent). Copies of the articles of incorporation and bylaws of Parent have heretofore been delivered to Tichenor, and such copies are accurate and complete as of the date of the Original Agreement.

              (b) AUTHORITY AND ENFORCEABILITY. Parent has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions applicable to Parent contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions applicable to Parent contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent, and, other than the approval of the Heftel Proposal by the board of directors and stockholders of Heftel, no other corporate proceedings on the part of Parent are necessary to authorize the execution or delivery of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and (assuming that this Agreement constitutes a valid and binding obligation of Tichenor) constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

              (c) CONSENTS AND APPROVALS. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent, except for the following: (i) any such consent, approval, order, authorization, registration, declaration, filing or permit which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on Parent and its subsidiaries taken as a whole; (ii) the filing of the Articles of Merger with the Secretary of State of Texas pursuant to the provisions of the TBCA;
(iii) the filing of a pre-merger notification report by Parent under the HSR Act and the expiration or termination of the applicable waiting period; (iv) compliance with the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be so required; (v) the filing with Nasdaq of a listing application relating to the shares of Heftel Common Stock to be issued pursuant to the Merger and the obtaining from Nasdaq of its approvals thereof;
(vi) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or Environmental Laws; and (vii) such filings and approvals as may be required by any foreign pre-merger notification, securities, corporate or other law, rule or regulation and (viii) such filings and approvals as may be required by the FCC and the Communications Act. No Third-Party Consent is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, have a material adverse effect on Parent, and
(ii) the valid approval of the Heftel Proposal by the stockholders of Heftel.

              (d) BROKERS. No broker, finder, investment banker or other Person is or will be, in connection with the Merger, entitled to any brokerage, finder's or other fee or compensation based on any arrangement or agreement made by or on behalf of Parent and for which Parent, Heftel or Heftel Sub or any of the Tichenor Companies will have any obligation or liability.

         4.2 REPRESENTATIONS AND WARRANTIES OF HEFTEL AND HEFTEL SUB. Upon consummation of the Assignment Agreement pursuant to Section 8.9, Heftel and Heftel Sub shall be deemed to have jointly and severally represented and warranted to Tichenor as of such date as follows:

              (a) ORGANIZATION. Each of the Heftel Companies (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted, and (iii) is duly qualified to do business as a foreign entity, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified as a foreign corporation or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Heftel). Copies of the certificate or articles of incorporation and bylaws, or partnership agreement, of each of the Heftel Companies have heretofore been delivered to Tichenor, and such copies are accurate and complete as of the date of the Assignment Agreement.

              (b) AUTHORITY AND ENFORCEABILITY. Each of Heftel and Heftel Sub has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of Heftel has taken all necessary action to exempt the transactions contemplated herein from the provisions of Section 203 of the DGCL. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Heftel and Heftel Sub, including approval by the board of directors and stockholders of Heftel and Heftel Sub, and, other than the approval of the Heftel Proposal by the stockholders of Heftel and Heftel Sub, no other corporate proceedings on the part of Heftel or Heftel Sub are necessary to authorize the execution or delivery of this Agreement. This Agreement has been duly and validly executed and delivered by Heftel and Heftel Sub and (assuming that this Agreement constitutes a valid and binding obligation of Tichenor) constitutes a valid and binding obligation of Heftel enforceable against Heftel in accordance with its terms.

              (c) CONSENTS AND APPROVALS. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to Heftel or Heftel Sub in connection with the execution and delivery of this Agreement by Heftel and Heftel Sub or the consummation by Heftel and Heftel Sub of the transactions contemplated hereby, except for the following:
(i) any such consent, approval, order, authorization, registration, declaration, filing or permit which the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Heftel; (ii) the filing of the Articles of Merger with the Secretary of State of Texas pursuant to the provisions of the TBCA; (iii) the filing of a pre-merger notification report by Heftel under the HSR Act and the expiration or termination of the applicable waiting period; (iv) the filing with the SEC of the Registration Statement and such reports under Section 13(a) of the Exchange Act and such other compliance with the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be so required; (v) the filing with Nasdaq of a listing application relating to the shares of Heftel Common Stock to be issued pursuant to the Merger and the obtaining from Nasdaq of its approvals thereof; (vi) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or Environmental Laws; (vii) such filings and approvals as may be required by any foreign pre-merger notification, securities, corporate or other law, rule or regulation; and (viii) such filings and approvals as may be required by the FCC and the Communications Act. No Third-Party Consent is required by or with respect to Heftel or Heftel Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) consent of the lenders pursuant to the Heftel Credit Agreement, (ii) any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Heftel, and (iii) the valid approval of the Heftel Proposal by the stockholders of Heftel.

              (d) CAPITALIZATION. As of June 1, 1996, the authorized capital stock of Heftel and the number, class and/or series of the shares of the capital stock of Heftel outstanding or reserved as of the date thereof was as set forth below. All of the outstanding shares of the capital stock of Heftel are validly issued, fully paid, nonassessable and free of preemptive rights, and all outstanding securities convertible into Heftel Common Stock are duly authorized and validly issued. Except as set forth below, as of June 1, 1996, there were no shares of capital stock or other securities of Heftel outstanding and no outstanding options, warrants, rights (including any preemptive rights), calls or commitments of any character whatsoever to which Heftel is a party or is bound, requiring the issuance, sale, transfer or registration by Heftel of any shares of capital stock of Heftel or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of Heftel.

                              HEFTEL CAPITALIZATION

        Class                   Authorized              Outstanding
        -----                   ----------              -----------

Class A Common Stock            30,000,000               6,336,610
$0.001 par value

Class B Common Stock             7,000,000               3,769,176
$0.001 par value

Preferred Stock                  5,000,000                 335,634
$0.001 par value                                      shares of Series A


As of June 1, 1996, Heftel has outstanding options to purchase 591,839 shares of Class A Common Stock and outstanding warrants to purchase 850,106 shares of Class B Common Stock.

              (e) FINANCIAL STATEMENTS OF HEFTEL. As of their respective dates, Heftel's Annual Report on Form 10-K for the fiscal years ended September 30, 1994 and 1995, and Quarterly Reports for the quarters ended December 31, 1995 and March 31, 1996, and all other forms, reports, registration statements and other statements and documents filed by Heftel with the SEC since July 27, 1994 did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. All of the consolidated financial statements of Heftel included or incorporated by reference in the Forms 10-K and 10-Q filed with the SEC prior to the date of the Original Agreement were prepared in accordance with generally accepted accounting principles consistently applied (except, as to the quarterly financials, for normal year-end adjustments), and present fairly the financial position, results of operations and changes in financial position of Heftel and its consolidated subsidiaries as of the dates and for the periods indicated. All of the consolidated financial statements of Heftel included or incorporated by reference in the Forms 10-K and 10-Q filed with the SEC between the date of the Original Agreement and the Closing Date will be prepared in accordance with generally accepted accounting principles consistently applied (except, as to the quarterly financials, for normal year-end adjustments), and will present fairly the financial position, results of operations and changes in financial position of Heftel and its consolidated subsidiaries as of the dates and for the periods indicated.

              (f) BROKERS. No broker, finder, investment banker or other Person is or will be, in connection with Merger, entitled to any brokerage, finder's or other fee or compensation based on any arrangement or agreement made by or on behalf of Heftel or Heftel Sub and for which Parent, Heftel or Heftel Sub or any of the Tichenor Companies will have any obligation or liability.

              (g) VOTE REQUIRED. The affirmative votes or written consents of the holders of a majority of the outstanding shares of Heftel Common Stock and Heftel Sub Common Stock are the only votes of the holders of any class or series of Heftel or Heftel Sub, respectively, capital stock or other voting securities necessary to approve the Heftel Proposal.


                                    ARTICLE 5

                                    COVENANTS

         5.1 CONDUCT BY PARENT PENDING CLOSING. Subject to Section 8.9(b), Parent covenants and agrees with Tichenor that, from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to
Section 7 and the Effective Time, without the prior written consent of Tichenor:

              (a) Parent will (i) use its reasonable efforts to cause Heftel to approve and execute the Assignment Agreement and (ii) use its reasonable best efforts to obtain all required approvals from the FCC in connection with this Agreement and the transactions contemplated herein.

              (b) Parent will not (i) waive the performance by Heftel of any covenants of Heftel contained in the Tender Offer Agreement, (ii) waive the satisfaction of any conditions precedent of Parent or Clear Channel Radio, Inc. to the obligation to close the transactions contemplated by the Tender Offer Agreement, or (iii) amend any of the covenants, conditions, or termination provisions contained in the Tender Offer Agreement, in each case without the prior consent of Tichenor, which consent shall not be unreasonably withheld.

              (c) Parent will not engage in any practice or take any action that would cause, or permit by inaction, any of the representations and warranties contained in Section 4.1(a), (c) or (d) to become untrue.

         5.2 CONDUCT OF BUSINESS BY TICHENOR PENDING CLOSING. Tichenor covenants and agrees with Parent and, upon consummation of the Assignment Agreement pursuant to Section 8.9, with Heftel and Heftel Sub, that, from the date of this Agreement until the Effective Time, each of the Tichenor Companies will conduct its business only in the ordinary and usual course consistent with past practices, except as set forth in the DISCLOSURE LETTER. Notwithstanding the preceding sentence, Tichenor covenants and agrees with Parent and, upon consummation of the Assignment Agreement pursuant to Section 8.9, with Heftel and Heftel Sub, that, except as specifically contemplated in this Agreement, from the date of this Agreement until the Effective Time, without the prior written consent of Parent (or Heftel subsequent to the consummation of the Assignment Agreement pursuant to Section 8.9):

              (a) None of the Tichenor Companies will (i) amend its certificate or articles of incorporation or bylaws; (ii) split, combine or reclassify any of its outstanding capital stock; (iii) except as set forth in the DISCLOSURE LETTER, declare, set aside or pay any dividends or other distributions (whether payable in cash, property or securities) with respect to its capital stock; (iv) issue, sell or agree to issue or sell any securities, including its capital stock, any rights, options or warrants to acquire its capital stock, or securities convertible into or exchangeable or exercisable for its capital stock (other than shares of Tichenor Common Stock issued pursuant to the exercise of the Tichenor Warrant); (v) except as set forth in the DISCLOSURE LETTER, purchase, cancel, retire, redeem or otherwise acquire any of its outstanding capital stock or other securities; (vi) merge or consolidate with, or transfer all or substantially all of its assets to, another corporation or other business entity; (vii) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution); or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

              (b) None of the Tichenor Companies will (i) except as set forth in the DISCLOSURE LETTER, acquire any corporation, partnership or other business entity or any interest therein having a transaction value, individually or in the aggregate, in excess of $15 million; (ii) except as set forth in the DISCLOSURE LETTER, sell, lease or sublease, transfer or otherwise dispose of or mortgage, pledge or otherwise encumber any assets that have a value at the time of such sale, lease, sublease, transfer or disposition in excess of $600,000, individually, or

$3 million, in the aggregate; (iii) except as set forth in the DISCLOSURE LETTER, sell, transfer or otherwise dispose of or mortgage, pledge or otherwise encumber any securities of any other Person (including any capital stock or other securities in the Tichenor Subsidiaries); (iv) except as set forth in the DISCLOSURE LETTER, make any material loans, advances or capital contributions to, or investments in, any Person in excess of $7.5 million in the aggregate (other than loans or advances made to Tichenor Subsidiaries, or made in the ordinary course of business and consistent with past practices); (v) apply to the FCC for any construction permit that would have a Material Adverse Effect on the current operations of any of the radio stations owned by any of the Tichenor Companies (individually, a "TICHENOR STATION"); (vi) terminate or fail to renew any FCC licenses for the Tichenor Stations (the "TICHENOR FCC LICENSES"); (vii) fail to operate any Tichenor Station in accordance with the Communications Act, the rules, regulations and policies of the FCC and the terms of the Tichenor FCC Licenses, which failure would result in a Material Adverse Effect on Tichenor;
(viii) fail to file in a timely manner any applications to renew a Tichenor FCC License; (ix) enter into any agreement or transaction with any, or modify the terms of any existing agreement with any, Affiliate; or (x) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

              (c) None of the Tichenor Companies, other than with respect to intercompany transactions, will (i) permit to be outstanding at any time under the Bank Credit Agreement indebtedness for borrowed money in excess of an aggregate of $50 million; (ii) except as set forth in the DISCLOSURE LETTER, incur any indebtedness for borrowed money other than under the Bank Credit Agreement or the Term Loan; (iii) except as set forth in the DISCLOSURE LETTER, assume, endorse (other than endorsements of negotiable instruments in the ordinary course of business), guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the liabilities or obligations of any Person other than another Tichenor Company; or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

              (d) The Tichenor Companies will operate, maintain and otherwise deal with their property and assets in accordance with good and prudent business practices and in accordance with all applicable contracts and agreements and all applicable laws, rules and regulations, except where any failure would not have a Material Adverse Effect on Tichenor.

              (e) None of the Tichenor Companies will (i) enter into, or otherwise become liable or obligated under or pursuant to, (A) any employee benefit, pension or other plan (whether or not subject to ERISA), or (B) any other stock option, stock purchase, incentive or deferred compensation plans or arrangements or other fringe benefit plan (other than obligations that are mandated by the terms of agreements or plans existing as of the date of the Original Agreement); (ii) except for payments made pursuant to any employee benefit plan of Tichenor or any plan, agreement or arrangement described in the DISCLOSURE LETTER, grant, or otherwise become liable for or obligated to pay, any severance or termination payments, bonuses or increases in compensation or benefits (other than payments, bonuses or increases that are mandated by the terms of agreements or plans existing as of the date of the Original Agreement or that are paid in the ordinary course of business, consistent with past practices, and not individually or in the aggregate material in amount) to, or forgive any indebtedness of, any employee or consultant; or (iii) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

              (f) None of the Tichenor Companies will create, incur, assume or permit to exist any Lien on any of its assets, except for Permitted Encumbrances, and except in the ordinary course of business.

              (g) The Tichenor Companies will (i) pay all Taxes, assessments and other governmental charges imposed upon any of their assets or with respect to their franchises, business, income or assets before any penalty or interest accrues thereon; (ii) pay all claims (including claims for labor, services, materials and supplies) that have become due and payable and which by law have or may become a Lien upon any of their assets prior to the time when any penalty or fine shall be incurred with respect thereto or any such Lien shall be imposed thereon; and (iii) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, obtain or take all Governmental Actions necessary in the operation of their businesses, and comply with and enforce the provisions of all Tichenor Material Agreements, except where the failure to so comply, obtain, take or enforce will not have a Material Adverse Effect on Tichenor, including paying, when due, all rentals, royalties, expenses and other liabilities relating to their businesses or assets; provided, however, that the Tichenor Companies may contest the imposition of any such Taxes, assessments and other governmental charges, any such claim, or the requirements of any applicable law, rule, regulation or order or any Tichenor Material Agreement if done so in good faith by appropriate proceedings and if adequate reserves are established in accordance with GAAP or as may be determined as sufficient by Tichenor's board of directors.

              (h) The Tichenor Companies will maintain adequate insurance consistent with industry practice.

              (i) The Tichenor Companies will at all times preserve and keep in full force and effect their corporate existence and rights and franchises material to their performance under this Agreement.

              (j) Tichenor will not engage in any practice or take any action that would cause, or permit by inaction, any of the representations and warranties made by it in Article 3 to become untrue.

              (k) Tichenor shall use its reasonable best efforts to obtain all necessary lender approval required under the Bank Credit Agreement to the consummation of the Merger or, with the cooperation of Heftel, to refinance such indebtedness on terms reasonably acceptable to Heftel to the extent that the parties determine that it is reasonably foreseeable that such approval will not be forthcoming. Tichenor shall keep Heftel fully informed of the status of obtaining such consent, or the likelihood of obtaining such refinancing, as the case may be, promptly upon the occurrence of any material developments relating thereto.

         5.3 CONDUCT OF BUSINESS BY HEFTEL PENDING CLOSING. Heftel covenants and agrees with Tichenor that, from the date of the consummation of the Heftel Acquisition until the Effective Time, each of the Heftel Companies will conduct its business only in the ordinary and usual course consistent with past practices, except as set forth in the Heftel Disclosure Documents. Notwithstanding the preceding sentence, Heftel covenants and agrees with Tichenor that, except as specifically contemplated in this Agreement, from the date of the consummation of the Heftel Acquisition until the Effective Time, without the prior written consent of Tichenor:

              (a) Heftel will not (i) amend its certificate of incorporation or bylaws, except as set forth in the Heftel Proposal; (ii) split, combine or reclassify any of its outstanding capital stock, except as contemplated by this Agreement; (iii) except as set forth in the Heftel Disclosure Documents, declare, set aside or pay any dividends or other distributions (whether payable in cash, property or securities) with respect to its capital stock; (iv) issue, sell or agree to issue or sell any securities, including its capital stock, any rights, options or warrants to acquire its capital stock, or securities convertible into or exchangeable or exercisable for its capital stock (other than securities issued pursuant to obligations disclosed in the Tender Offer Agreement); (v) except pursuant to obligations disclosed in the Tender Offer Agreement, purchase, cancel, retire, redeem or otherwise acquire any of its outstanding capital stock or other securities; (vi) merge or consolidate with, or transfer all or substantially all of its assets to, another corporation or other business entity; (vii) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution); or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing, except as set forth in this Agreement.

              (b) The Heftel Companies will not (i) except as set forth in the Heftel Disclosure Documents, acquire any corporation, partnership or other business entity or any interest therein having a transaction value, individually or in the aggregate, in excess of $15 million; (ii) except as set forth in the Heftel Disclosure Documents, sell, lease or sublease, transfer or otherwise dispose of or mortgage, pledge or otherwise encumber any assets that have a value at the time of such sale, lease, sublease, transfer or disposition in excess of $600,000, individually, or $3 million, in the aggregate; (iii) except as set forth in the Heftel Disclosure Documents, sell, transfer or otherwise dispose of or mortgage, pledge or otherwise encumber any securities of any other Person (including any capital stock or other securities in the Heftel Subsidiaries); (iv) except as set forth in the Heftel Disclosure Documents, make any material loans, advances or capital contributions to, or investments in, any Person in excess of $7.5 million in the aggregate (other than loans or advances made to the Heftel Subsidiaries, or made in the ordinary course of business and consistent with past practices); (v) apply to the FCC for any construction permit that would have a material adverse effect on the current operations of any of the radio stations owned by Heftel (individually, a "HEFTEL STATION");
(vi) terminate or fail to renew any FCC licenses for the Heftel Stations (the "HEFTEL FCC LICENSES"); (vii) fail to operate any Heftel Station in accordance with the Communications Act, the rules, regulations and policies of the FCC and the terms of the Heftel FCC Licenses, which failure would result in a Material Adverse Effect on Heftel; (viii) fail to file in a timely manner any applications to renew a Heftel FCC License; (ix) enter into any agreement or transaction with any, or modify the terms of any existing agreement with any, Affiliate; or (x) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

              (c) Neither Heftel nor any Heftel Subsidiary will, other than with respect to intercompany transactions, (i) permit to be outstanding at any time under the Heftel Credit Agreement indebtedness for borrowed money in excess of an aggregate of $175 million; (ii) except as set forth in the Heftel Disclosure Documents, incur any indebtedness for borrowed money other than under the Heftel Credit Agreement; (iii) except as set forth in the Heftel Disclosure Documents, assume, endorse (other than endorsements of negotiable instruments in the ordinary course of business), guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the liabilities or obligations of any Person other than another Heftel Company; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

              (d) Heftel and each Heftel Subsidiary will operate, maintain and otherwise deal with their property and assets in accordance with good and prudent business practices and in accordance with all applicable contracts and agreements and all applicable laws, rules and regulations, except where any failure would not have a Material Adverse Effect on Heftel.

              (e) Neither Heftel nor any Heftel Subsidiary will (i) enter into, or otherwise become liable or obligated under or pursuant to, (A) any employee benefit, pension or other plan (whether or not subject to ERISA), or (B) any other stock option, stock purchase, incentive or deferred compensation plans or arrangements or other fringe benefit plan (other than obligations mandated by the terms of agreements or plans existing as of the date of the Original Agreement); (ii) except for payments made pursuant to any employee benefit plan of Heftel or any plan, agreement or arrangement in effect as of the date of the Assignment Agreement and described in the Heftel Disclosure Documents, grant, or otherwise become liable for or obligated to pay, any severance or termination payments, bonuses or increases in compensation or benefits (other than payments, bonuses or increases that are mandated by the terms of agreements or plans existing as of the date of the Assignment Agreement or that are paid in the ordinary course of business, consistent with past practices, and not individually or in the aggregate material in amount) to, or forgive any indebtedness of, any employee or consultant; or (iii) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

              (f) Neither Heftel nor any Heftel Subsidiary will create, incur, assume or permit to exist any Lien on any of its assets, except for Permitted Encumbrances, and except in the ordinary course of business.

              (g) Heftel and each Heftel Subsidiary will (i) pay all Taxes, assessments and other governmental charges imposed upon any of their assets or with respect to their franchises, business, income or assets before any penalty or interest accrues thereon; (ii) pay all claims (including claims for labor, services, materials and supplies) that have become due and payable and which by law have or may become a Lien upon any of their assets prior to the time when any penalty or fine shall be incurred with respect thereto or any such Lien shall be imposed thereon; and (iii) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, obtain or take all Governmental Actions necessary in the operation of their businesses, and comply with and enforce the provisions of all Heftel Material Agreements, except where the failure to so comply, obtain, take or enforce will not have a Material Adverse Effect on Heftel, including paying, when due, all rentals, royalties, expenses and other liabilities relating to their businesses or assets; provided, however, the Heftel Companies may contest the imposition of any such Taxes, assessments and other governmental charges, any such claim, or the requirements of any applicable law, rule, regulation or order or any Heftel Material Agreement if done so in good faith by appropriate proceedings and if adequate reserves are established in accordance with GAAP or as may be determined as sufficient by Heftel's board of directors.

              (h) The Heftel Companies will maintain adequate insurance consistent with industry practice.

              (i) Heftel and each Heftel Subsidiary will at all times preserve and keep in full force and effect their corporate existence and rights and franchises material to their performance under this Agreement.

              (j) Heftel will not engage in any practice or take any action that would cause, or permit by inaction, any of the representations and warranties made by it in Section 4.2 to become untrue.

              (k) Heftel shall use its reasonable best efforts to obtain all necessary lender approval required under the Heftel Credit Agreement to the consummation of the Merger or, with the cooperation of Tichenor, to refinance such indebtedness on terms reasonably acceptable to Heftel to the extent that Heftel determines that it is reasonably foreseeable that such approval will not be forthcoming. Heftel shall keep Tichenor fully informed of the status of obtaining such consent, or the likelihood of obtaining such refinancing, as the case may be, promptly upon the occurrence of any material developments relating thereto.

         5.4  ACCESS TO ASSETS, PERSONNEL AND INFORMATION.

              (a) From the date of the Original Agreement until the Effective Time, Tichenor shall, upon reasonable notice, afford to Parent and the Parent Representatives, at Parent's sole risk and expense, reasonable access during normal business hours to any of the assets, books and records, contracts, executive officers, management employees, representatives, agents and facilities of the Tichenor Companies and shall, upon request, furnish promptly to Parent (at Parent's expense) a copy of any file, book, record, contract, permit, correspondence, or other written information, document or data concerning any of the Tichenor Companies (or any of their respective assets) that is within the possession or control of Tichenor. During such period, upon reasonable notice, Tichenor will make available to a reasonable number of Parent Representatives adequate office space and facilities at the principal office facility of Tichenor in Dallas, Texas.

              (b) Upon request by Tichenor, Parent shall use its reasonable best efforts to cause Heftel to afford to Tichenor and the Tichenor Representatives prior to the consummation of the Assignment Agreement such access to Heftel and the Heftel Subsidiaries as described in Section 5.4(c) and (e), subject to the execution of a mutually acceptable confidentiality agreement between Heftel and Tichenor.

              (c) From the date of the consummation of the Assignment Agreement until the Effective Time, Heftel shall, upon reasonable notice, afford to Tichenor and the Tichenor Representatives, at Tichenor's sole risk and expense, reasonable access during normal business hours to any of the assets, books and records, contracts, management employees, representatives, agents and facilities of Heftel and the Heftel Subsidiaries and shall, upon request, furnish promptly to Tichenor (at Tichenor's expense) a copy of any file, book, record, contract, permit, correspondence, or other written information, document or data concerning Heftel (or any of its assets) that is within the possession or control of Heftel. During such period, upon reasonable notice, Heftel will make available to a reasonable number of Tichenor Representatives adequate office space and facilities at the principal office facility of Heftel in Las Vegas, Nevada.

              (d) From the date of the Original Agreement until the Effective Time, Tichenor will fully and accurately disclose, and will cause each of the Tichenor Subsidiaries to fully and accurately disclose, to Parent and the Parent Representatives all information that is (i) reasonably requested by Parent or any of the Parent Representatives, (ii) known to any of the Tichenor Companies and (iii) relevant in any manner or degree to the value, ownership, use, operation, development or transferability of the assets of any of the Tichenor Companies.

              (e) From the date of the consummation of the Assignment Agreement until the Effective Time, Heftel will fully and accurately disclose, and will cause each of the Heftel Subsidiaries to fully and accurately disclose, to Tichenor and the Tichenor Representatives all information that is (i) reasonably requested by Tichenor or any of the Tichenor Representatives, (ii) known to Heftel and the Heftel Subsidiaries and (iii) relevant in any manner or degree to the value, ownership, use, operation, development or transferability of the assets of Heftel and the Heftel Subsidiaries.

              (f) From the date of the consummation of the Assignment Agreement until the Effective Time, Heftel shall (i) furnish to Tichenor, promptly upon receipt or filing (as the case may be), a copy of each communication between Heftel and the SEC after such date relating to the Merger or the Registration Statement and each report, schedule, registration statement or other document filed by Heftel with the SEC after such date relating to the Merger and (ii) promptly advise Tichenor of the substance of any oral communications between Heftel and the SEC relating to the Merger or the Registration Statement.

              (g) Tichenor will (and will cause the Tichenor Subsidiaries and the Tichenor Representatives to) fully cooperate in all reasonable respects with Parent and the Parent Representatives in connection with Parent's examinations, evaluations and investigations described in this Section 5.4.

              (h) Heftel will (and will cause the Heftel Subsidiaries and the Heftel Representatives to) fully cooperate in all reasonable respects with Tichenor and the Tichenor Representatives in connection with Tichenor's examinations, evaluations and investigations described in this Section 5.4.

              (i) Tichenor agrees that it will not (and will cause the Tichenor Representatives not to), Parent agrees that it will not (and will cause the Parent Representatives not to), and Heftel agrees that it will not (and will cause the Heftel Representatives not to), use any confidential information obtained pursuant to this Section 5.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and will maintain the confidential nature of such information.

              (j) Notwithstanding anything in this Section 5.4 to the contrary, (i) Tichenor shall not be obligated under the terms of this Section
5.4 to disclose to Parent or the Parent Representatives, or grant Parent or the Parent Representatives access to, information that is within Tichenor's possession or control but subject to a valid and binding confidentiality agreement with a third party without first obtaining the consent of such third party, and Tichenor, to the extent reasonably requested by Parent, will use its reasonable best efforts to obtain any such consent, and (ii) Heftel shall not be obligated under the terms of this Section 5.4 to disclose to Tichenor or the Tichenor Representatives, or grant Tichenor or the Tichenor Representatives access to, information that is within Heftel's possession or control but subject to a valid and binding confidentiality agreement with a third party without first obtaining the consent of such third party, and Heftel, to the extent reasonably requested by Tichenor, will use its reasonable best efforts to obtain any such consent.

         5.5      NO SOLICITATION.

                  (a)      TICHENOR.

                           (i) Immediately following the execution of this
                  Agreement, Tichenor will (and will cause each of the Tichenor Representatives to) terminate any and all existing activities, discussions and negotiations with third parties (other than Parent) with respect to any possible transaction involving the acquisition of the Tichenor Common Stock or the merger or other business combination of Tichenor with or into any such third party.

                           (ii) Tichenor will not (and will cause the Tichenor
                  Representatives not to) solicit, initiate or knowingly encourage the submission of, any offer or proposal to acquire all or any part of the Tichenor Common Stock or all or any material portion of the assets or business of Tichenor (other than the transactions contemplated by this Agreement), whether by merger, purchase of assets, tender offer, exchange offer or otherwise.

                  (b)      HEFTEL.

                           (i) Immediately following the consummation of the Assignment Agreement, Heftel will (and will cause each of the Heftel Representatives to) terminate any and all existing activities, discussions and negotiations with third parties (other than Parent and Tichenor) with respect to any possible transaction involving the acquisition of the Heftel Common Stock or the merger or other business combination of Heftel with or into any such third party.

                           (ii) Until the earlier to occur of the termination of
                  this Agreement pursuant to Section 7 and the Effective Time, Heftel will not (and will cause the Heftel Representatives not to) solicit, initiate or knowingly encourage the submission of, any offer or proposal to acquire all or any part of the Heftel Common Stock or all or any material portion of the assets or business of Heftel (other than the transactions contemplated by the Heftel Acquisition or this Agreement), whether by merger, purchase of assets, tender offer, exchange offer or otherwise.

         5.6 HEFTEL STOCKHOLDERS MEETING. Subject to Section 8.9(b), Parent shall use its reasonable best efforts to cause Heftel to take all action necessary in accordance with applicable law and Heftel's certificate of incorporation and bylaws to convene a meeting of its stockholders as promptly as practicable after the successful completion of the Heftel Acquisition for the purpose of voting on the Heftel Proposal. Subject to the exercise of its fiduciary duties as described in Section 8.9(b), the board of directors of Heftel shall recommend approval of the Heftel Proposal and shall take all lawful action to solicit such approval, including timely mailing the Proxy Statement/Prospectus to the stockholders of Heftel. Notwithstanding the above, however, the following shall be conditions to the mailing of the Proxy Statement/Prospectus:

                  (a) Heftel shall have received an opinion from a nationally recognized firm of investment bankers or financial advisors selected by Heftel (which opinion shall be acceptable in form and substance to Heftel) to the effect that the Merger consideration to be paid by Heftel is fair to the Heftel stockholders from a financial point of view, and such opinion shall not have been withdrawn, revoked or modified.

                  (b) Heftel and Tichenor shall have received a letter from a nationally recognized firm of independent public accountants, dated as of the date the Proxy Statement/Prospectus is first mailed to Heftel's stockholders, addressed to Heftel and Tichenor, in form and substance reasonably satisfactory to Heftel and Tichenor, in connection with such accountants' review of certain financial and accounting matters contained in the Proxy Statement/Prospectus and the Registration Statement.

         5.7 TICHENOR SHAREHOLDERS MEETING. Tichenor shall take all necessary action in accordance with applicable law and its articles of incorporation and bylaws to convene a meeting of its shareholders as promptly as practicable after the date hereof for the purpose of voting on a proposal to approve this Agreement and the Merger.

         5.8      REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS.

                  (a) Heftel and Tichenor shall cooperate and promptly prepare the Registration Statement, and Heftel shall file the Registration Statement with the SEC as soon as practicable after the execution and delivery of the Assignment Agreement and in any event not later than 45 days after such date. Heftel shall use its reasonable best efforts, and Tichenor shall cooperate with Heftel (including furnishing all information concerning Tichenor and the holders of Tichenor Common Stock as may be reasonably requested by Heftel), to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Heftel shall use its reasonable efforts, and Tichenor shall cooperate with Heftel to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Heftel Common Stock pursuant to the Merger.

                  (b) Heftel and Tichenor will cause the Registration Statement (including the Proxy Statement/Prospectus), at the time it becomes effective under the Securities Act, to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder.

                  (c) Tichenor hereby covenants and agrees with Parent and Heftel that (i) the Registration Statement (at the time it becomes effective under the Securities Act and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that this clause (i) shall apply only to information contained in the Registration Statement that was supplied by Tichenor specifically for inclusion therein); and (ii) the Proxy Statement/Prospectus (at the time it is first mailed to stockholders of Heftel, at the time of the Heftel Meeting, and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided, however, that this clause (ii) shall apply only to information contained in the Registration Statement that was supplied by Tichenor specifically for inclusion therein). If, at any time prior to the Effective Time, any event with respect to Tichenor, or with respect to other information supplied by Tichenor specifically for inclusion in the Registration Statement, occurs and such event is required to be described in an amendment to the Registration Statement, Tichenor shall promptly notify Heftel of such occurrence and shall cooperate with Heftel in the preparation and filing of such amendment. If, at any time prior to the Effective Time, any event with respect to Tichenor, or with respect to other information included in the Proxy Statement/Prospectus, occurs and such event is required to be described in a supplement to the Proxy Statement/Prospectus, such event shall be so described and such supplement shall be promptly prepared, filed and disseminated.

                  (d) Heftel, upon consummation of the Assignment Agreement, covenants and agrees with Tichenor that (i) the Registration Statement (at the time it becomes effective under the Securities Act and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that this clause (i) shall not apply to any information contained in the Registration Statement that was supplied by Tichenor specifically for inclusion therein); and (ii) the Proxy Statement/Prospectus (at the time it is first mailed to shareholders of Heftel, at the time of the Heftel Meeting, and at the Effective Time) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided, however, that this clause (ii) shall not apply to any information contained in the Registration Statement that was supplied by Tichenor specifically for inclusion therein). If, at any time prior to the Effective Time, any event with respect to Heftel, or with respect to other information included in the Registration Statement, occurs and such event is required to be described in an amendment to the Registration Statement, such event shall be so described and such amendment shall be promptly prepared and filed. If, at any time prior to the Effective Time, any event with respect to Heftel, or with respect to other information supplied by Heftel specifically for inclusion in the Proxy Statement/Prospectus, occurs and such event is required to be described in a supplement to the Proxy Statement/Prospectus, Heftel shall promptly notify Tichenor of such occurrence and shall prepare, file and disseminate such supplement.

                  (e) Heftel shall use its reasonable efforts to advise Tichenor, promptly after it receives notice thereof, of the time when the Registration Statement has become effective under the Securities Act, the issuance of any stop order with respect to the Registration Statement, the suspension of the qualification of the Heftel Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any comments or requests for additional information by the SEC with respect to the Registration Statement.

         5.9 STOCK EXCHANGE LISTING. Heftel shall cause the shares of Heftel Common Stock to be issued in the Merger to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date.

         5.10 ADDITIONAL ARRANGEMENTS. Subject to the terms and conditions herein provided, each of Parent, Tichenor and Heftel shall take, or cause to be taken, all action and shall do, or cause to be done, all things necessary, appropriate or desirable under the HSR Act, the Communications Act and any other applicable laws and regulations or under applicable governing agreements to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary waivers, consents and approvals and effecting all necessary registrations and filings. Parent and Tichenor agree to commence, within 15 days after the date of the Original Agreement, the filing and approval process with the FCC with respect to the transactions contemplated by this Agreement. Each of Parent, Tichenor and Heftel shall use reasonable best efforts to take, or cause to be taken, all action or shall do, or cause to be done, all things necessary, appropriate or desirable to cause the covenants and conditions applicable to the transactions contemplated hereby to be performed or satisfied as soon as practicable, including all filings and approvals required by the FCC and the Communications Act. If Closing does not occur within 20 days after the date of the FCC's Final Order, each of Parent, Heftel and Tichenor agree to request approval from the FCC to extend the Closing so that the Closing contemplated hereunder will not violate any FCC rules or regulations. In addition, if any Governmental Authority shall have issued any order, decree, ruling or injunction, or taken any other action that would have the effect of restraining, enjoining or otherwise prohibiting or preventing the consummation of the transactions contemplated hereby, each of Tichenor and Heftel shall use its reasonable efforts to have such order, decree, ruling or injunction or other action declared ineffective as soon as practicable. Nothing contained in this Agreement shall require Parent to take any action that would result in a violation of Section 203 of the DGCL.

         5.11     AGREEMENTS OF AFFILIATES. At least 30 days prior to the

Effective Time, Tichenor shall cause to be prepared and delivered to Heftel a list identifying all Persons who, at the time of the approval of this Agreement and the Merger by the shareholders of Tichenor, may be deemed to be "affiliates" of Tichenor as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act. Tichenor shall use its best efforts to cause each Person who is identified as an affiliate of Tichenor in such list to execute and deliver to Heftel, on or prior to the Closing Date, a written agreement, in the form attached hereto as EXHIBIT 5.11 (if such Person has not executed and delivered an agreement substantially to the same effect contemporaneously with the execution of this Agreement). Heftel shall be entitled to place legends as specified in such agreements on the Heftel Certificates representing any Heftel Common Stock to be issued to such Persons in the Merger.



         5.12 PUBLIC ANNOUNCEMENTS. Prior to the Closing, Tichenor and Parent (and Heftel after consummation of the Assignment Agreement) will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any press release or make any such public statement prior to obtaining the approval of the other party; provided, however, that such approval shall not be required where such release or announcement is required by applicable law; and provided further, that Tichenor, Parent or Heftel may respond to inquiries by the press or others regarding the transactions contemplated by this Agreement, so long as such responses are consistent with such party's previously issued press releases.

         5.13 NOTIFICATION OF CERTAIN MATTERS. Tichenor shall give prompt notice to Parent (or Heftel after consummation of the Assignment Agreement) of
(a) any representation or warranty contained in Article 3 being untrue or inaccurate when made, (b) the occurrence of any event or development that would cause (or could reasonably be expected to cause) any representation or warranty contained in Article 3 to be untrue or inaccurate on the Closing Date, or (c) any failure of Tichenor to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder. Parent shall give prompt notice to Tichenor of (a) any representation or warranty made by Parent in Section 4.1 being untrue or inaccurate when made, (b) the occurrence of any event or development that would cause (or could reasonably be expected to cause) any representation or warranty made by Parent in Section 4.1 to be untrue or inaccurate on the Closing Date, or (c) any failure of Parent to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder. Heftel shall give prompt notice to Tichenor of (a) any representation or warranty by Heftel contained in Section 4.2 being untrue or inaccurate when made, (b) the occurrence of any event or development that would cause (or could reasonably be expected to cause) any representation or warranty by Heftel contained in Section 4.2 to be untrue or inaccurate on the Closing Date, or (c) any failure of Heftel to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder.


         5.14 PAYMENT OF EXPENSES. Each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger shall be consummated, except that (a) the fee for filing the Registration Statement with the SEC shall be borne by Heftel; (b) the costs and expenses associated with printing the Proxy Statement/Prospectus shall be borne by Heftel; and (c) the costs and expenses associated with mailing the Proxy Statement/Prospectus to the stockholders of Heftel, and soliciting the votes of the stockholders of Heftel, shall be borne by Heftel.

         5.15     REGISTRATION RIGHTS AGREEMENT.  Heftel, Parent and the
Major Tichenor Shareholders shall enter into a Registration Rights Agreement in the form attached hereto as EXHIBIT 5.15 (the "REGISTRATION RIGHTS AGREEMENT"), at the Closing.

         5.16 EMPLOYMENT AGREEMENT. Heftel and McHenry T. Tichenor, Jr. shall enter into an Employment Agreement, in the form attached hereto as EXHIBIT
5.16 (the "EMPLOYMENT AGREEMENT"), at the Closing.

         5.17 STOCKHOLDERS AGREEMENT. Heftel and Parent shall enter into a stockholders Agreement, in the form attached hereto as EXHIBIT 5.17 (the "STOCKHOLDERS AGREEMENT").

         5.18 INDEMNITY AGREEMENT. Heftel shall enter into an Indemnity Agreement (each, an "INDEMNITY AGREEMENT") in the form of EXHIBIT 5.18 hereto, with each of Heftel Designees.

         5.19     INSURANCE; INDEMNIFICATION.

                  (a) INSURANCE. Heftel shall cause the Surviving Corporation to, at or immediately prior to the Effective Time, maintain a six year director and officer liability insurance run-off policy from the same carrier as the carrier providing such coverage to Tichenor at the Effective Time and to not terminate such policy prior to the sixth anniversary of the Effective Time. Heftel shall use its reasonable best efforts to maintain the director and officer liability insurance policy for directors and officers of Heftel as in effect as of the date of the Original Agreement or such other director and officer liability insurance policy containing terms and coverage reasonably acceptable to Tichenor and Heftel, and such policy shall remain in full force and effect immediately following the Effective Time.

                  (b) INDEMNIFICATION BY PARENT. Parent shall indemnify and hold harmless (i) Tichenor, (ii) each Person who is, has been at any time prior to the date of the Original Agreement, or becomes prior to the Effective Time, an officer or director of any of the Tichenor Companies, and (iii) each Person who is, has been at any time prior to the date of the Original Agreement or becomes prior to the Effective Time a shareholder of Tichenor (collectively, the "TENDER OFFER INDEMNIFIED PARTIES") against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments and amounts paid in settlement (collectively, "COSTS") in connection with any claim, action, suit, proceeding or investigation by any Person other than any party hereto, any Tender Offer Indemnified Party or their respective Affiliates arising out of or pertaining to acts, omissions, misstatements or omissions of material facts, or alleged acts or omissions, or alleged misstatements or omissions of material facts, by Tichenor or by such officer, director or shareholder acting in such capacity of any of the Tichenor Companies, which acts, omissions, misstatements or omissions of material facts, relate to the Heftel Acquisition; provided, however, that Parent shall be under no obligation to indemnify any Tender Offer Indemnified Party pursuant to this Section 5.19(b) for any Costs resulting from the gross negligence or willful misconduct of the Tender Offer Indemnified Party.

                  (c) INDEMNIFICATION BY HEFTEL. From and after the Effective Time, Heftel shall indemnify and hold harmless (i) each Person who is, has been at any time prior to the date of the Original Agreement, or becomes prior to the Effective time, an officer or director of any of the Tichenor Companies, and
(ii) each Person who is, has been at any time prior to the date of the Original Agreement or becomes prior to the Effective Time a shareholder of Tichenor (collectively, the "MERGER INDEMNIFIED PARTIES" and, together with the Tender Offer Indemnified Parties, the "INDEMNIFIED PARTIES") against all Costs in connection with any claim, action, suit, proceeding or investigation by any Person other than any party hereto, any Indemnified Party or their respective Affiliates arising out of or pertaining to acts, omissions, misstatements or omissions of material facts, or alleged acts or omissions or alleged misstatements or omissions of material facts, by him acting in his capacity as an officer, director or shareholder of any of the Tichenor Companies, which acts, omissions, misstatements or omissions of material facts, relate to the Merger or the Proxy Statement/Prospectus; provided, however, that Heftel shall be under no obligation to indemnify any Merger Indemnified Party pursuant to this Section 5.19(c) for any Costs resulting from the gross negligence or willful misconduct of the Merger Indemnified Party or (y) information provided by the Merger Indemnified Party for inclusion in the Proxy Statement/Prospectus.

                  (d) INDEMNIFICATION PROCEDURES. The procedures associated with the indemnification set forth in Sections 5.19(b) and (c) shall be as follows:

                           (i) Promptly after receipt by an Indemnified Party of
                  notice of the commencement of any action, suit or proceeding, such Indemnified Party shall, if a claim in respect of Section 5.19(b) or (c) is to be made against Parent or Heftel, as the case may be (the "INDEMNIFYING PARTY"), under this Agreement, notify the Indemnifying Party of the commencement thereof. With respect to any such action, suit or proceeding as to which an Indemnified Party notifies the Indemnifying Party of the commencement thereof:

                           (A) Except as otherwise provided below, to the extent that it may wish, the Indemnifying Party shall be entitled to assume the defense thereof and to employ counsel chosen by it. After notice from the Indemnifying Party to the Indemnified Party of its election to so assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnified Party shall have the right to employ counsel of his or its own choosing in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Indemnifying Party of assumption by the Indemnifying Party of the defense thereof shall be at the expense of the Indemnified Party unless (x) the employment of counsel by the Indemnified Party has been specifically authorized by the Indemnifying Party, such authorization to be conclusively established by action by disinterested members of the board of directors of the Indemnifying Party; (y) representation by the same counsel of both the Indemnified Party and the Indemnifying Party would, in the reasonable judgment of either of the Indemnified Party or the Indemnifying Party, be inappropriate due to an actual or potential conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such action, such conflict of interest to be conclusively established by an opinion of counsel to either the Indemnifying Party or the Indemnified Party to such effect; or (z) the Indemnifying Party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be paid by the Indemnifying Party. Notwithstanding the foregoing, if an insurance company has supplied directors' and officers' liability insurance covering an action, suit or proceeding, then such insurance company shall employ counsel to conduct the defense of such action, suit or proceeding unless the Indemnified Party and the Indemnifying Party reasonably concur in writing that such counsel is unacceptable.

                           (B) The Indemnified Party shall cooperate with the Indemnifying Party in all aspects of the conduct of the defense of any action and in connection therewith shall, among other things, make its books, records, executive officers, representatives and agents available as reasonably requested or required by the Indemnifying Party.

                           (C) The Indemnifying Party shall not be liable to indemnify the Indemnified Party under Section 5.19(b) or (c) for any amounts paid in settlement of any action or claim effected without its written consent. The Indemnifying Party may settle any action or claim without the consent of the Indemnified Party provided that such settlement would not impose any liability, penalty or limitation on the Indemnified Party and that the parties bringing such claim release the Indemnified Party from all liability relating to such claim in connection with such settlement. Neither the Indemnifying Party nor the Indemnified Party shall unreasonably withhold consent to any proposed settlement.

                           (ii) The Indemnifying Party shall not be liable to
                  make any payment under Sections 5.19(b) or (c) of this Agreement in connection with any action, suit or proceeding against the Indemnified Party to the extent the Indemnified Party has otherwise received payment of the amounts otherwise payable by the Indemnifying Party hereunder.

                           (iii)In the event the Indemnifying Party makes any
                  payment under this Agreement, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights of recovery of the Indemnified Party with respect thereto, and the Indemnified Party shall execute all agreements, instruments, certificates or other documents and do or cause to be done all things necessary or appropriate to secure such recovery rights to the Indemnifying Party including, without limitation, executing such documents as shall enable the Indemnifying Party to bring an action or suit to enforce such recovery rights.

                           (iv) The provisions of this Section 5.19 are intended
                  to be for the benefit of, and shall be enforceable by, the parties hereto and each Indemnified Party and their respective Affiliates and each of their respective heirs and representatives.

         5.20 PARENT REGISTRATION RIGHTS AGREEMENT. Heftel and Parent shall enter into a Registration Rights Agreement in the form attached hereto as
EXHIBIT 5.20 (the "PARENT REGISTRATION RIGHTS AGREEMENT"), at or prior to Closing, and the Parent Registration Rights Agreement shall be in full force and effect on the Closing Date.

         5.21 FCC APPROVAL. Subject to the terms and conditions herein provided, Parent and Heftel will use their respective commercially reasonable efforts to comply with the cross-interest policy of the FCC upon consummation of the Merger, including taking commercially reasonable steps to reduce Parent's ownership of the Heftel Common Stock and the New Heftel Class B Common Stock to 331/3% or less of the total number of such shares outstanding at the Effective Time of the Merger or otherwise taking commercially reasonable steps to comply with or obtain a waiver from such cross-interest policy of the FCC, provided that it shall not be considered commercially reasonable efforts of Parent or Heftel for Parent to take action that would cause it to incur short-swing profit liability under Section 16(b) of the Exchange Act. In the event Parent and Heftel have not complied with such or obtained a waiver from such policy prior to the Effective Time, Parent may place any shares of New Heftel Class B Common Stock above 33-1/3% of the total number of shares of Heftel Common Stock and New Heftel Class B Common Stock outstanding at the Effective Time in a disposition trust for sale thereunder, the terms of which trust would be subject to FCC approval. Each party hereto agrees and consents to make certain changes and modifications to any certificate or document, including, but not limited to, the Second Amended and Restated Certificate of Incorporation of Heftel, the Registration Rights Agreement, the Employment Agreement, the Stockholders Agreement, the Indemnity Agreement, the Parent Registration Rights Agreement and the Assignment Agreement, in order to conform such documents to the provisions set forth in this Section 5.21.

         5.22 COMPOSITION OF THE BOARD OF DIRECTORS. Immediately prior to the Effective Time, Heftel will take such actions necessary such that five designees of Tichenor (such designees being herein referred to as the "HEFTEL DESIGNEES") shall constitute the entire Board of Directors of Heftel immediately after the Effective Time; provided, that each Heftel Designee shall consent to his designation and provide Heftel for inclusion in the Proxy Statement/Prospectus such information concerning himself as is required to comply with the Securities Act and the rules and regulations promulgated thereunder.


                                    ARTICLE 6

                                   CONDITIONS

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

                  (a) COMPLETION OF HEFTEL ACQUISITION. Parent shall have consummated the Heftel Acquisition.

                  (b) HEFTEL AND HEFTEL SUB BOARD APPROVAL. The boards of directors of each of Heftel and Heftel Sub shall have approved the Merger and this Agreement and have executed the Assignment Agreement, and such approval shall be in full force and effect at the Closing.

                  (c) SHAREHOLDER APPROVAL. The Merger and this Agreement shall have been duly and validly approved and adopted by the shareholders of Tichenor, and the Heftel Proposal shall have been duly and validly approved and adopted by the shareholders of Heftel and Heftel Sub, all as required by the TBCA, the DGCL (to the extent necessary to exempt such transactions from the provisions of Section 203 thereof), Nasdaq and the charter and bylaws of Tichenor, Heftel and Heftel Sub.


                  (d) OTHER APPROVALS. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from the FCC or any other Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Tichenor, Parent, Heftel and Heftel Sub shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits and authorizations would not be reasonably likely to result in a Material Adverse Effect on Heftel (assuming the Merger has taken place) or to materially adversely affect the consummation of the Merger.

                  (e) SECURITIES LAW MATTERS. The Registration Statement shall have been declared effective by the SEC under the Securities Act and shall be effective at the Effective Time, and no stop order suspending such effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend such effectiveness shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the Heftel Common Stock to be issued in the Merger shall have been received.

                  (f) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall have complied fully with its obligations under Section 5.9 and, in addition, shall use all reasonable efforts to have any such decree, ruling, injunction or order vacated, except as otherwise contemplated by this Agreement.

                  (G) ACCOUNTANTS' LETTER. Heftel and Tichenor shall have received a letter from a nationally recognized firm of independent public accountants, immediately prior to the Effective Date, in form and substance reasonably satisfactory to Heftel, dated as of the Effective Date and addressed to Heftel and Tichenor, which letter shall address matters as are customary for transactions similar to those contemplated in this Agreement.

                  (h) FCC LICENSES. All FCC licenses, approvals and authorizations contemplated by this Agreement shall have been granted and shall have become final (except that the requirement that such licenses, approvals and authorizations be final may be waived by Heftel and Tichenor).

         6.2 CONDITIONS TO OBLIGATIONS OF PARENT, HEFTEL AND HEFTEL SUB. The obligations of Parent (or Heftel and Heftel Sub upon consummation of the Assignment Agreement pursuant to Section 8.9) to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Parent (or Heftel and Heftel Sub, as the case may be):

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Tichenor set forth in Article 3 shall be true and correct as of the Closing Date as though made on and as of that time, and Heftel shall have received a certificate signed by the chief executive officer or chief financial officer of Tichenor to such effect; provided, however, that this Section 6.2(a) shall be deemed to have been satisfied even if such representations and warranties are not true and correct, unless the failure of any such representations and warranties to be so true and correct would have a Material Adverse Effect on Tichenor.

                  (b) PERFORMANCE OF COVENANTS AND AGREEMENTS BY TICHENOR. Tichenor shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Heftel shall have received a certificate signed by the chief executive officer or chief financial officer of Tichenor to such effect.

                  (c) LETTERS FROM TICHENOR AFFILIATES. Heftel shall have received from each Person named in the list referred to in Section 5.11 an executed copy of the agreement described in Section 5.11.

                  (d) NO ADVERSE CHANGE. From the date of this Agreement through the Closing, there shall not have occurred any change in the condition (financial or otherwise), operations or business of any of the Tichenor Companies that would have or would be reasonably likely to result in a Closing Material Adverse Effect on Tichenor.

                  (e)      FAIRNESS OPINION.  The fairness opinion described in
Section 5.6(a) shall not have been withdrawn, revoked, or modified.

                  (f) STOCKHOLDERS AGREEMENT. The Major Tichenor Shareholders shall have executed the Stockholders Agreement, which shall be in full force and effect on the Closing Date.

                  (g) EMPLOYMENT AGREEMENT. McHenry T. Tichenor, Jr. shall have executed the Employment Agreement, which shall be in full force and effect on the Closing Date.

                  (h) WARRANT HOLDER AGREEMENT. The holder of the Tichenor Warrant and Tichenor shall have executed an agreement, dated as of the date of the Original Agreement, pursuant to which such holder shall, among other things, agree (i) neither to exercise (except as set forth in such agreement) nor transfer the Tichenor Warrant at any time on or prior to the Effective Time and
(ii) to exchange such Tichenor Warrant pursuant to this Agreement, and such agreement shall be in full force and effect on the Closing Date.

                  (i) AGREEMENT WITH SHAREHOLDER. Prime II Management, L.P., a Delaware limited partnership, and PrimeComm, L.P., a Delaware limited partnership (together, "PRIMECOMM"), shall have executed an agreement, dated the date of the Original Agreement, pursuant to which PrimeComm, among other things, consents to the Merger and the Merger Agreement and agrees (a) not to transfer its Tichenor Common Stock and (b) that its rights and obligations under certain agreements with Tichenor shall terminate at the Effective Time, and such agreement shall be in full force and effect on the Closing Date.

                  (j) DISSENTING SHAREHOLDERS. Holders of not more than three percent (3%) of any outstanding class of Tichenor capital stock (Tichenor Common Stock, Tichenor Junior Preferred and Tichenor Senior Preferred) shall have exercised their right to dissent from the Merger under the TBCA.

                  (k) HEFTEL ACQUISITION. At least six months and one day shall have passed subsequent to the consummation of the Heftel Acquisition.

         6.3 CONDITIONS TO OBLIGATION OF TICHENOR. The obligation of Tichenor to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Tichenor:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent, Heftel and Heftel Sub set forth in Article 4 shall be true and correct as of the closing date as though made on and as of that time, and tichenor shall have received a certificate signed by the chief executive officer or the chief financial officer of Parent to such effect with regard to the representations and warranties of Parent contained in Section 4.1 and of Heftel to such effect with regard to the representations and warranties of Heftel and Heftel Sub contained in Section 4.2; provided, however, that this
Section 6.3(a) shall be deemed to have been satisfied even if such representations and warranties are not true and correct, unless the failure of any such representations and warranties to be so true and correct would have a Material Adverse Effect on Heftel.

                  (b) PERFORMANCE OF COVENANTS AND AGREEMENTS BY PARENT. Parent shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date, and Tichenor shall have received a certificate signed by the chief executive officer or the chief financial officer of Parent to such effect.

                  (C) PERFORMANCE OF COVENANTS AND AGREEMENTS BY HEFTEL AND HEFTEL SUB. Heftel and Heftel Sub shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date, and Tichenor shall have received a certificate signed by the chief executive officer or the chief financial officer of Heftel to such effect.

                  (d) NO ADVERSE CHANGE. From the date of the Original Agreement through the Closing, there shall not have occurred any change in the condition (financial or otherwise), operations or business of Heftel that would have or would be reasonably likely to result in a Closing Material Adverse Effect on Heftel.

                  (E) NASDAQ LISTING. The shares of Heftel Common Stock issuable pursuant to the Merger shall have been authorized for listing on Nasdaq, subject to official notice of issuance.


                                    ARTICLE 7

                                   TERMINATION

         7.1 TERMINATION RIGHTS. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

                  (a)      Automatically pursuant to Section 8.9;

                  (b) By mutual written consent of Parent and Tichenor prior to the consummation of the Assignment Agreement or of Heftel and Tichenor thereafter;

                  (c) By either Tichenor or Parent (or Heftel after consummation of the Assignment Agreement) if (i) the Merger has not been consummated by March 31, 1997 (provided, however, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose breach of any representation or warranty or failure to perform any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); (ii) any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable (provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to any party until such party has used all reasonable efforts to remove such injunction, order or decree); or (iii) if the Heftel Proposal shall fail to receive the requisite vote for approval at the Heftel Meeting;

                  (d) By parent (or Heftel after consummation of the Assignment Agreement) if (i) there has been a breach of the representations and warranties made by Tichenor in Article 3 of this Agreement which will have a Material Adverse Effect on Tichenor (provided, however, that Parent (or Heftel after consummation of the Assignment Agreement) shall not be entitled to terminate this Agreement pursuant to this clause (i) unless Parent (or Heftel after consummation of the Assignment Agreement) has given Tichenor at least 30 days prior notice of such breach, Tichenor has failed to cure such breach within such 30-day period, and the condition described in Section 6.2(a), other than the provision thereof relating to the certificate signed by the chief executive officer or chief financial officer of Tichenor, would not be satisfied if the Closing were to occur on the day on which Parent (or Heftel after consummation of the Assignment Agreement) gives Tichenor notice of such termination); or (ii) Tichenor has failed to comply in any material respect with any of its covenants or agreements contained in this Agreement and such failure has not been, or cannot be, cured within a reasonable time after notice and demand for cure thereof;

                  (e) By Tichenor if (i) there has been a breach of the representations and warranties made by Parent in Section 4.1 of this Agreement which will have a Material Adverse Effect on Tichenor (provided, however, that Tichenor shall not be entitled to terminate this Agreement pursuant to this clause (i) unless Tichenor has given Parent at least 30 days prior notice of such breach, Parent has failed to cure such breach within such 30-day period, and the condition described in Section 6.3(a), other than the provision thereof relating to the certificate signed by the chief executive officer or chief financial officer of Parent, would not be satisfied if the Closing were to occur on the day on which Tichenor gives Parent notice of such termination); (ii) there has been a breach of the representations and warranties made by Heftel and Heftel Sub in Section 4.2 of this Agreement (provided, however, that Tichenor shall not be entitled to terminate this Agreement pursuant to this clause (i) unless Tichenor has given Heftel at least 30 days prior notice of such breach, Heftel has failed to cure such breach within such 30- day period, and the condition described in Section 6.3(a), other than the provision thereof relating to the certificate signed by the chief executive officer or chief financial officer of Heftel, would not be satisfied if the Closing were to occur on the day on which Tichenor gives Heftel notice of such termination); (iii) Parent, Heftel or Heftel Sub has failed to comply in any material respect with any of its respective covenants or agreements contained in this Agreement, and, in either such case, such breach or failure has not been, or cannot be, cured within a reasonable time after notice and a demand for cure thereof; or (iv) if prior to the execution of the Assignment Agreement but subsequent to the consummation of the Heftel Acquisition, Heftel would have failed to comply in any material respect with any of its covenants or agreements under this Agreement had the Assignment Agreement been executed at the time of such failure to comply, and, in either such case, such breach or failure has not been, or cannot be, cured within a reasonable time after notice and a demand for cure thereof;

                  (f) By Tichenor if, subsequent to the consummation of the Heftel Acquisition, the aggregate number of shares of Heftel Common Stock owned by Parent and its Affiliates is more than 90% of the Heftel Common Stock then outstanding;

                  (g) By Tichenor if, prior to consummation of the Assignment Agreement, Heftel breaches any covenant contained in the Tender Offer Agreement which will result in a Material Adverse Effect on Heftel; and

                  (h) Automatically upon termination of the Tender Offer Agreement prior to the consummation of the Heftel Acquisition.

         7.2 EFFECT OF TERMINATION. If this Agreement is terminated by either Tichenor or Parent (or Heftel after consummation of the Assignment Agreement) pursuant to the provisions of Section 7.1, this Agreement shall forthwith become void except for, and there shall be no further obligation on the part of any party hereto or its respective Affiliates, directors, officers, or shareholders, except pursuant to, the provisions of Sections 5.4(i), 5.14, 5.19(b) and (d), Article 8 and any confidentiality agreement between any of the parties hereto (which shall continue pursuant to their terms). The parties acknowledge that the sole and exclusive remedy of any party to this Agreement with respect to a breach of a representation or warranty contained herein shall be the right to terminate this Agreement in accordance with and subject to the provisions of this Section 7; provided, however, that a termination of this Agreement shall not relieve any party hereto from any liability for damages incurred as a result of a breach by such party of its covenants hereunder occurring prior to such termination other than those covenants contained in Sections 5.1(c), 5.2(j) and 5.3(j), and the provisions of Section 5.13 regarding notification of inaccuracies with respect to representations and warranties and the occurrence events or developments that could cause (or could reasonably be expected to cause) any representation or warranty contained in this Agreement to be untrue or inaccurate on the Closing Date. Each party hereby covenants never to institute, directly or indirectly, any action or proceeding of any kind against any other party hereto based on or arising out of, or in any manner related to, the breach of a representation or warranty contained herein or the covenants contained in Sections 5.1(c), 5.2(j) or 5.3(j) or the provisions of Sections 5.13 referenced in the immediately preceding sentence.

                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger.

         8.2 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval of the Merger and this Merger Agreement by the shareholders of Tichenor; provided, however, that after any such approval, no amendment shall be made that by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by a written instrument signed on behalf of each of the parties hereto.

         8.3 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and either delivered personally, by facsimile transmission or by registered or certified mail (postage prepaid and return receipt requested) and shall be deemed given when received (or, if mailed, five business days after the date of mailing) at the following addresses or facsimile transmission numbers (or at such other address or facsimile transmission number for a party as shall be specified by like notice):

                  (a) If to Parent: 200 Concord Plaza, Suite 600, San Antonio, Texas 78216, Attention: Randall T. Mays (facsimile transmission number: 210-822-2299), with a copy (which shall not constitute notice) to Akin, Gump, Strauss, Hauer & Feld, L.L.P., NationsBank Plaza, 300 Convent Street, Suite 1500, San Antonio, TX 78205, Attention: Stephen C. Mount (facsimile transmission number: 210-224-2035).

                  (b) If to Tichenor: 100 Crescent Court, Suite 1777, Dallas, Texas 75201, Attention: McHenry T. Tichenor, Jr. (facsimile transmission number: (214) 855-8881), with a copy (which shall not constitute notice) to Michael D. Wortley, Vinson & Elkins L.L.P., 3700 Trammel Crow Center, 2001 Ross Avenue, Dallas, TX 75201-2975 (facsimile transmission number: 214-220-7716).

         8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         8.5 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         8.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (together with the confidentiality agreements and the documents and instruments delivered by the parties in connection with this Agreement) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) except as provided in Article 2 and Section 5.19, is solely for the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns and does not confer on any other person any rights or remedies hereunder. Furthermore, Heftel and Heftel Sub shall have no rights or obligations under this Agreement until such time as the Assignment Agreement has been consummated.

         8.7 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF TEXAS REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         8.8 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article 7. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent Governmental Authority, such party shall not incur any liability or obligation unless such party breached its obligations under Section 5.9 or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

         8.9      ASSIGNMENT.

                  (a) ASSIGNMENT BY TICHENOR. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Tichenor (whether by operation of law or otherwise) without the prior written consent of the other parties.

                  (b) ASSIGNMENT BY PARENT. Within ten (10) business days of the consummation of the Heftel Acquisition, Parent shall submit this Agreement to Heftel and Heftel Sub for approval and execution of an agreement in the form attached hereto as EXHIBIT 8.9 (the "ASSIGNMENT AGREEMENT") pursuant to which Heftel and Heftel Sub will agree that the terms and provisions of this Agreement relating to them shall be binding upon them as if Heftel and Heftel Sub were original parties to this Agreement. Promptly after such submission, the board of directors of each of Heftel and Heftel Sub shall, in their own independent exercise of their respective fiduciary obligations, either approve the Merger and submit the Heftel Proposal to the stockholders of Heftel for approval and the Merger and this Agreement to the shareholders of Heftel Sub for their approval, or reject the Merger, in which case this Agreement shall terminate without liability to any party hereto except to the extent expressly otherwise provided herein.

Subject to the boards of directors of Heftel and Heftel Sub exercising their respective fiduciary obligations with respect to their approval or rejection of the Merger, the exercise of which shall be made solely by such boards of directors, Parent shall use its reasonable efforts to cause Heftel and Heftel Sub to consummate the Merger. Upon execution of the Assignment Agreement by Heftel and Heftel Sub, all parties hereto shall be deemed to have accepted the assumption of obligations and rights by Heftel and Heftel Sub and no other action on the part of any such party is intended to be required; provided that all parties hereto shall execute such instruments and otherwise provide such cooperation as shall reasonably be requested by Parent to implement such assignment. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         8.10     INDEMNIFICATION FOR NEGLIGENCE. THE INDEMNITIES CONTAINED IN
SECTION 5.19(B) AND (C) SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

         8.11 CONFIDENTIALITY AGREEMENTS. Any confidentiality agreement between any of the parties hereto shall remain in full force and effect following the execution of this Agreement until terminated as described in
Section 7.2, is hereby incorporated herein by reference and shall constitute a part of this Agreement for all purposes; provided, however, that any standstill provisions contained therein will, effective as of the Closing, be deemed to have been waived to the extent necessary for the parties to consummate the Merger in accordance with the terms of this Agreement.

         8.12 WAIVERS. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive performance of any of the covenants or agreements, or satisfaction of any of the conditions, contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereof shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provisions hereof.

         8.13 INCORPORATION. Exhibits and Schedules referred to herein are attached to and by this reference incorporated herein for all purposes.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, on the date first written above.


"Tichenor"                                      "Parent"

TICHENOR MEDIA SYSTEM, INC.                     CLEAR CHANNEL COMMUNICATIONS,
                                                INC.



By:/s/ MCHENRY T. TICHENOR, JR.                 By:/s/ L. LOWRY MAYS
   --------------------------------             --------------------------------
Name:      McHenry T. Tichenor, Jr.             Name:       L. Lowry Mays
Title:     President and Chief                  Title:      President and Chief
           Executive Officer                                Executive Officer

                                 EXHIBIT 1.1(A)

                          SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        HEFTEL BROADCASTING CORPORATION


         1.      Name. The name of the Corporation is Heftel Broadcasting
Corporation.

         2. Registered Office. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. Business. The nature of the business or purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4.      Capital Structure.

                 4.1 Authorized Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is 105,000,000 shares, consisting of three classes of capital stock:

                          (a)     50,000,000 shares of Class A Common Stock,
par value $.001 per share (the "Class A Shares");

                          (b)     50,000,000 shares of Class B Common Stock,
par value $.001 per share (the "Class B Shares" and, together with the Class A Shares, the "Common Shares"); and

                          (c)     5,000,000 shares of Preferred Stock, par
value $.001 per share (the "Preferred Stock").

                 4.2      Designations, Preferences, etc.

                          (a)     Preferred Stock.  The Preferred Stock may be
issued in one or more series. The provisions of this Paragraph 4.2 are subject to the provisions of Paragraph 5.10 hereof. The Corporation's Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to determine the powers, designations, preferences and relative, participating, optional or other special rights, including voting rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock and may increase or decrease the number of shares within each such series; provided, however, that the Corporation's Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then outstanding and may not increase the number of shares within a series above the total number of authorized shares of Preferred Stock for which the powers, designations, preferences and rights have not otherwise been set forth herein. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                          (i)     The number of shares constituting that series
and the distinctive designation of that series;

                          (ii)    The dividend rate on the shares of that
series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                          (iii)   Whether that series shall have voting rights,
in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                          (iv)    Whether that series shall have conversion
privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                          (v)     Whether or not the shares of that series
shall be redeemable, and if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                          (vi)    Whether that series shall have a sinking fund
for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; and

                          (vii)   The rights of the shares of that series in
the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

                          (b)     Common Shares.  The designations,
preferences, powers, qualifications and privileges of the Common Shares shall be as set forth in Article Five below.

         5.      Common Shares.

                 5.1 Identical Rights. Except as herein otherwise expressly provided in this Article Five, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

                 5.2      Dividends.

                          (a)     When, as, and if dividends are declared by
the Corporation's Board of Directors, whether payable in cash, property, securities or rights of the Corporation or any other entity, the holders of Common Shares shall be entitled to share equally in and to receive, in accordance with the number of Common Shares held by each such holder, all such dividends, except that if dividends are payable in Common Shares, such stock dividends shall be payable at the same rate on each class of Common Shares and shall be payable only in Class A Shares to holders of Class A Shares and in Class B Shares to holders of Class B Shares.

                          (b)     Dividends payable under this Paragraph 5.2
shall be paid to the holders of record of the outstanding Common Shares as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend. Any Common Shares issued as a dividend pursuant to this Paragraph 5.2 shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges. The Corporation shall not issue fractions of Common Shares on payment of such dividend but shall issue a whole number of shares to such holder of Common Shares rounded up or down in the Corporation's sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

                 5.3 Stock Splits. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization or otherwise) or combine the outstanding shares of one class of Common Shares unless the outstanding shares of all classes of Common Shares shall be proportionately subdivided or combined.

                 5.4 Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Stock, if any, of the full amount to which they are entitled pursuant to this Second Restated Certificate of Incorporation and any resolutions that may be adopted from time to time by the Corporation's Board of Directors (for the purpose of fixing the designations, preferences, rights and restrictions of any series of Preferred Stock), the holders of Common Shares shall be entitled to share ratably in accordance with the number of Common Shares held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Shares, whether such assets are capital, surplus or earnings. For purposes of this Paragraph 5.4, neither the consolidation or merger of the Corporation with or into any other corporation or corporations pursuant to which the stockholders of the Corporation receive capital stock and/or other securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), nor the sale, lease or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation as those terms are used in this Paragraph 5.4.

                 5.5 Voting Rights. The holders of the Class A Shares shall vote on all matters submitted to a vote of the stockholders, with each Class A Share entitled to one vote. The holders of Class B Shares shall have no voting rights, except as provided in Paragraph 5.10 and as otherwise provided by law. The holders of Common Shares are not entitled to cumulate votes in the election of any directors.

                 5.6 No Preemptive or Subscription Rights. No holder of Common Shares shall be entitled to preemptive or subscription rights.





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
                 5.7      Conversion Rights.

                          (a)     Automatic Conversion of Class B Shares.  Each
Class B Share shall convert automatically into one fully paid and non-assessable Class A Share upon its sale, gift or other transfer to a person or entity other than Clear Channel Communications, Inc., a Texas corporation ("CCC") or an Affiliate of CCC (an "Event of Automatic Conversion"). For purposes of this Article 5, an "Affiliate of CCC" shall mean (i) any corporation of which CCC is, directly or indirectly, the beneficial owner of 50% or more of the combined voting power of all classes of equity securities,
(ii) any partnership, joint venture or unincorporated organization for which CCC possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through the ownership of voting securities, by contract or otherwise or (iii) any person or other entity that controls, is controlled by, or is under common control with CCC.

                          Notwithstanding anything to the contrary set forth
herein, any holder of Class B Shares may pledge his Class B Shares to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee without causing an automatic conversion into Class A Shares. In the event of foreclosure or other similar action by a pledgee, such pledged Class B Shares shall be converted automatically, without any act or deed on the part of the Corporation or any other person, into Class A Shares as provided in this Paragraph 5.7, unless such foreclosure or similar action is taken by CCC or an Affiliate of CCC.

                          (b)     Automatic Conversion Procedure.  Promptly
upon the occurrence of an Event of Automatic Conversion, the holder of Class B Shares shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation, or of any transfer agent for the Class A Shares, and shall give written notice to the Corporation, at such office: (i) stating that the shares are being converted pursuant to an Event of Automatic Conversion into Class A Shares as provided in Paragraph 5.7(a), (ii) specifying the Event of Automatic Conversion (and, if the occurrence of such event is within the control of the transferor, stating the transferor's intent to effect an Event of Automatic Conversion), (iii) identifying the number of Class B Shares being converted, and (iv) setting out the name or names (with addresses) and denominations in which the certificate or certificates for Class A Shares shall be issued and shall include instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class B Shares shall obligate the Corporation or its transfer agent to issue and deliver at such stated address to such stated transferee a certificate or certificates for the number of Class A Shares to which such transferee is entitled, registered in the name of such transferee.

                          To the extent permitted by law, conversion pursuant
to an Event of Automatic Conversion shall be deemed to have been effected as of the date on which the Event of Automatic Conversion occurred (such time being the "Conversion Time"). The person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares at and as of the Conversion Time, and the right of such person as a holder of Class B Shares shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by the holder to deliver the certificates or the notice required by this subparagraph
(b).





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
                          (c)     Voluntary Conversion of Class B Shares.  Each
Class B Share shall be convertible, at the option of its holder, into one fully paid and non-assessable Class A Share at any time.

                          (d)     Voluntary Conversion Procedure for Class B
Shares. At the time of a voluntary conversion, the holder of Class B Shares shall deliver to the office of the Corporation or any transfer agent for the Class A Shares (i) the certificate or certificates representing the Class B Shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and (ii) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and addresses in which each certificate for Class A Shares is to be issued. Conversion shall be deemed to have been effected at the close of business on the date the Corporation received the Class B Shares to be converted and such notice, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of Class A Shares issuable upon such conversion at such time. The Corporation shall promptly deliver certificates evidencing the appropriate number of Class A Shares to the person set forth in the notice.

                          (e)     Voluntary Conversion of Class A Shares.  Each
Class A Share held by CCC or any Affiliate of CCC shall be convertible, at the option of its holder, into one fully paid and non-assessable Class B Share at any time.

                          (f)     Voluntary Conversion Procedure for Class A
Shares. At the time of a voluntary conversion, the holder of Class A Shares shall deliver to the office of the Corporation or any transfer agent for the Class B Shares (i) the certificate or certificates representing the Class A Shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and (ii) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and addresses in which each certificate for Class B Shares is to be issued. Conversion shall be deemed to have been effected at the close of business on the date the Corporation received the Class A Shares to be converted and such notice, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of Class B Shares issuable upon such conversion at such time. The Corporation shall promptly deliver certificates evidencing the appropriate number of Class B Shares to the person set forth in the notice.

                          (g)     Unconverted Shares.  In the event of the
conversion of less than all of the Class B Shares evidenced by a certificate surrendered to the Corporation in accordance with the procedures of Paragraph 5.7(b) or 5.7(d), the Corporation shall execute and deliver to, or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of Class B Shares not converted. In the event of the conversion of less than all of the Class A Shares evidenced by a certificate surrendered to the Corporation in accordance with the procedures of Paragraph 5.7(f), the Corporation shall execute and deliver to, or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of Class A Shares not converted.

                          (h)     Reissue of Shares.  Class B Shares that are
exchanged for Class A Shares as provided herein shall continue to be authorized Class B Shares and available for reissue by the Corporation as determined by the Board of Directors. Class A Shares that are exchanged for Class B Shares as provided herein shall continue to be authorized Class A Shares and available for reissue by the Corporation as determined by the Board of Directors.

                          (i)     Reservation.  The Corporation hereby reserves
and shall at all times reserve and keep available, out of its authorized and unissued Class A Shares, for the purposes of effecting conversions, such number of duly authorized Class A Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Shares. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class B Shares, for the purposes of effecting conversions, such number of duly authorized Class B Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class A Shares. The Corporation covenants that all the Class A Shares or the Class B Shares, as the case may be, so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue.

                 5.8 Consideration on Merger, Consolidation, etc. In any merger, consolidation or business combination, the consideration to be received per share by the holders of Class A Shares and Class B Shares must be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Shares and the Class B Shares.

                 5.9 Transfer of Class B Shares. If a holder of Class B Shares desires to transfer Class B Shares to CCC or an Affiliate of CCC, such holder shall deliver to the Secretary of the Corporation (a) the certificate or certificates representing the Class B Shares, duly endorsed in blank or accompanied by proper instruments of transfer and (b) written notice to the Corporation stating that such holder elects to transfer such shares and stating the name and addresses in which each certificate for Class B Shares is to be issued. Class B Shares shall not be transferred on the books of the Corporation until all of the conditions set forth in the foregoing clauses (a) and (b) are satisfied.

                 5.10 Restrictions and Limitations. So long as CCC and any Affiliate of CCC collectively own 20% of the outstanding Class A Shares (calculated as if all Class B Shares owned, or deemed as owned, by CCC and any Affiliate of CCC had been converted to outstanding Class A Shares), the Corporation shall not, and shall not permit any subsidiary to, without the vote or written consent by the holders of a majority of the Class B Shares voting as a single class, with each Class B Share entitled to one vote:

                          (a)     Effect any sale, lease, assignment, transfer
or other conveyance of all or substantially all of the assets of the Corporation, or any merger or consolidation involving the Corporation where the stockholders of the Corporation immediately prior to such merger or consolidation do not own at least 50% of the capital stock of the surviving entity immediately thereafter, or any reclassification or any recapitalization, or any dissolution, liquidation, or winding up of the Corporation;

                          (b)     Authorize, issue, or obligate itself to
issue, any shares of Preferred Stock;





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
                          (c)     Make or permit any amendment to the
Corporation's certificate of incorporation, as amended from time to time, that adversely affects the rights of the holders of Class B Shares;

                          (d)     Declare or pay any non-cash dividends on or
declare or make any other non-cash distribution, direct or indirect, on account of the Common Shares or set apart any amount other than cash for any such purpose; or

                          (e)     Make or permit any amendment or modification
to any Article of the Corporation's certificate of incorporation, as amended from time to time, concerning the Corporation's capital stock, including, but not limited to, Article Four or Article Five hereof.

         6.      Existence.  The Corporation is to have perpetual existence.

         7. Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

         8. Elections, Meetings and Books. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

         9. Amendment. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         10. Limitation on Director Liability. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitations on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.





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
         11.     Indemnification.

                 11.1 General. Each person who was or is made a party to or threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation (individually, a "Proceeding") by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974 or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with the Proceeding (collectively, "Covered Expenses") and such indemnification shall continue as to the person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Paragraph 11.2, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that if required by the Delaware General Corporation Law, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                 11.2     Failure to Pay Claims.  If a claim under Paragraph
11.1 is not paid in full by the Corporation within thirty (30) days after the Corporation has received a written claim, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition when the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify





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
the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                 11.3 Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article 11 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Second Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                 11.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any Covered Expenses, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                 11.5 Definition of the Corporation. As used in this Article, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                 11.6 Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to any Covered Expenses to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

         12. Participation of Non-Citizens. The following provisions are included for the purpose of ensuring that control and management of the Corporation remains with loyal citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time:

                 12.1 The Corporation shall not issue to "Aliens" (which term shall include (a) a person who is a citizen of a country other than the United States; (b) any entity organized under the laws of a government other than the government of the United States or any state, territory or possession of the United States; (c) a government other than the government of the United States or of any state, territory or possession of the United States; and (d) a representative of, or an individual or entity controlled by, any of the foregoing), either individually or in the aggregate, in excess of 25% of the total number of shares of capital stock of the Corporation outstanding at any time and shall seek not to permit the transfer on the books of the Corporation of any capital stock to any Alien that would result in Aliens holding in excess of 25% of the total number of shares of capital stock of the Corporation then outstanding.

                 12.2 Notwithstanding Paragraph 12.1, no Alien or Aliens shall be entitled to vote or direct or control the vote of more than 25% of (a) the total number of shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, or (b) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, generally, in the election of directors.

                 12.3 The Board of Directors of the Corporation shall have all powers necessary to implement the provisions of this Article 12.





                                       10